[Execution Copy]
                                                             33922-00000





         ***************************************************************





                                    ADVO, INC.

                                       and

                              SUBSIDIARY GUARANTORS





                                 CREDIT AGREEMENT


                            Dated as of March 4, 1996






                              BANKERS TRUST COMPANY,
                              as Documentation Agent

                                       and

                             THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),
                             as Administrative Agent




         ***************************************************************




                                TABLE OF CONTENTS

              This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.


                                                                   Page

         Section 1.   Definitions and Accounting Matters.........    1

              1.01    Certain Defined Terms......................    1
              1.02    Accounting Terms and Determinations........   28
              1.03    Classes and Types of Loans.................   29

         Section 2.   Commitments, Loans, Notes and
                        Prepayments..............................   29

              2.01    Loans......................................   29
              2.02    Borrowings.................................   31
              2.03    Letters of Credit..........................   31
              2.04    Changes of Commitments.....................   37
              2.05    Commitment Fee.............................   38
              2.06    Lending Offices............................   39
              2.07    Several Obligations; Remedies
                        Independent..............................   39
              2.08    Notes......................................   40
              2.09    Optional Prepayments and Conversions or
                        Continuations of Loans...................   41
              2.10    Mandatory Prepayments and Reductions of
                        Commitments..............................   42

         Section 3.   Payments of Principal and Interest.........   45

              3.01    Repayment of Loans.........................   45
              3.02    Interest...................................   48

         Section 4.   Payments; Pro Rata Treatment;
                        Computations; Etc........................   49

              4.01    Payments...................................   49
              4.02    Pro Rata Treatment.........................   50
              4.03    Computations...............................   51
              4.04    Minimum Amounts............................   51
              4.05    Certain Notices............................   51
              4.06    Non-Receipt of Funds by the Administrative
                        Agent....................................   52
              4.07    Sharing of Payments, Etc...................   54



                                       (i)




                                                                   Page


         Section 5.   Yield Protection, Etc......................   55

              5.01    Additional Costs...........................   55
              5.02    Limitation on Types of Loans...............   58
              5.03    Illegality.................................   58
              5.04    Treatment of Affected Loans................   59
              5.05    Compensation...............................   60
              5.06    Additional Costs in Respect of Letters
                        of Credit................................   60
              5.07    U.S. Taxes.................................   61

         Section 6.   Guarantee..................................   63

              6.01    The Guarantee..............................   63
              6.02    Obligations Unconditional..................   64
              6.03    Reinstatement..............................   65
              6.04    Subrogation................................   65
              6.05    Remedies...................................   66
              6.06    Instrument for the Payment of Money........   66
              6.07    Continuing Guarantee.......................   66
              6.08    Rights of Contribution.....................   66
              6.09    General Limitation on Guarantee
                        Obligations..............................   67

         Section 7.   Conditions Precedent.......................   67

              7.01    Initial Extension of Credit................   67
              7.02    Initial and Subsequent Extensions of
                        Credit...................................   73

         Section 8.   Representations and Warranties.............   74

              8.01    Corporate Existence........................   74
              8.02    Financial Condition........................   74
              8.03    Litigation.................................   75
              8.04    No Breach..................................   75
              8.05    Action.....................................   76
              8.06    Approvals..................................   76
              8.07    Use of Credit..............................   76
              8.08    ERISA......................................   76
              8.09    Taxes......................................   77
              8.10    Investment Company Act.....................   77
              8.11    Public Utility Holding Company Act.........   77
              8.12    Material Agreements and Liens..............   77
              8.13    Environmental Matters......................   78
              8.14    Capitalization.............................   79
              8.15    Subsidiaries, Etc..........................   79
              8.16    Title to Assets............................   80
              8.17    True and Complete Disclosure...............   81
              8.18    Real Property..............................   81



                                       (ii)




                                                                   Page


         Section 9.   Covenants of the Company...................   81

              9.01    Financial Statements Etc...................   81
              9.02    Litigation.................................   85
              9.03    Existence, Etc.............................   85
              9.04    Insurance..................................   86
              9.05    Prohibition of Fundamental Changes.........   87
              9.06    Limitation on Liens........................   88
              9.07    Indebtedness...............................   89
              9.08    Investments................................   90
              9.09    Dividend Payments..........................   90
              9.10    Certain Financial Covenants................   92
              9.11    Interest Rate Protection Agreements........   93
              9.12    Subordinated Indebtedness..................   93
              9.13    Lines of Business..........................   95
              9.14    Transactions with Affiliates...............   95
              9.15    Use of Proceeds............................   95
              9.16    Certain Obligations Respecting
                        Subsidiaries.............................   96
              9.17    Modifications of Certain Documents.........   97
              9.18    Obligations relating to Collateral
                        Security.................................   97

         Section 10.  Events of Default..........................   98

         Section 11.  The Administrative Agent...................  104

             11.01    Appointment, Powers and Immunities.........  104
             11.02    Reliance by Administrative Agent...........  105
             11.03    Defaults...................................  105
             11.04    Rights as a Lender.........................  106
             11.05    Indemnification............................  106
             11.06    Non-Reliance on Administrative Agent
                        and Other Lenders........................  107
             11.07    Failure to Act.............................  107
             11.08    Resignation or Removal of Administrative
                        Agent....................................  107
             11.09    Consents under Other Loan Documents........  108
             11.10    Documentation Agent........................  109

         Section 12.  Miscellaneous..............................  109

             12.01    Waiver.....................................  109
             12.02    Notices....................................  109
             12.03    Expenses, Etc..............................  109
             12.04    Amendments, Etc............................  111
             12.05    Successors and Assigns.....................  112
             12.06    Assignments and Participations.............  112
             12.07    Survival...................................  116
             12.08    Captions...................................  116
             12.09    Counterparts...............................  116


                                      (iii)




                                                                   Page


             12.10    Governing Law; Submission to
                        Jurisdiction.............................  116
             12.11    Waiver of Jury Trial.......................  117
             12.12    Treatment of Certain Information;
                        Confidentiality..........................  117


         SCHEDULE I    -  Material Agreements and Liens
         SCHEDULE II   -  Subsidiaries and Investments
         SCHEDULE III  -  Real Property
         SCHEDULE IV   -  Certain Matters Relating to Capitalization
         SCHEDULE V    -  Certain Litigation
         SCHEDULE VI   -  Certain Matters Relating to Taxes
         SCHEDULE VII  -  Certain Environmental Matters

         EXHIBIT A-1   -  Form of Revolving Credit Note
         EXHIBIT A-2   -  Form of Facility A Term Loan Note
         EXHIBIT A-3   -  Form of Facility B Term Loan Note
         EXHIBIT B     -  Form of Security Agreement
         EXHIBIT C     -  Form of Mortgage
         EXHIBIT D     -  Form of Guarantee Assumption Agreement
         EXHIBIT E-1   -  Form of Opinion of Special New York Counsel
                            to the Obligors
         EXHIBIT E-2   -  Form of Opinion of General Counsel to the
                            Obligors
         EXHIBIT E-3   -  Form of Opinion of Special Connecticut
                            Counsel to the Obligors
         EXHIBIT F     -  Form of Opinion of Special New York Counsel
                            to Chase
         EXHIBIT G     -  Form of Confidentiality Agreement
         EXHIBIT H     -  Form of Notice of Assignment
         EXHIBIT I     -  Form of Intercompany Subordination Agreement


















                                       (iv)








                   CREDIT AGREEMENT dated as of March 4, 1996, between:
         ADVO, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 9.16(a) hereof (indi-vidually, a "Subsidiary Guarantor" and, collectively, the "Sub-sidiary Guarantors" and, together with the Company, the "Obli-gors"); each of the lenders that is a signatory hereto identi-fied under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its suc-cessors in such capacity, the "Administrative Agent").

                   The Company has requested that the Lenders extend credit to the Company, under the guarantee of the Subsidiary Guarantors, in an aggregate principal or face amount not to exceed $250,000,000 at any one time outstanding to finance the payment of a one-time dividend to shareholders, to finance fees and expenses incurred in connection with such dividend, to fi-nance the ongoing working capital and capital expenditure re-quirements of the Company and its Subsidiaries, and to provide funds for the general corporate purposes of the Company and its Subsidiaries. The Lenders are prepared to extend such credit upon the terms and conditions hereof and, accordingly, the par-ties hereto agree as follows:


                   Section 1.  Definitions and Accounting Matters.

                   1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                   "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose



                                 Credit Agreement
         principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through owner-ship of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partner-ship or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

                   "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                   "Applicable Margin" shall mean, (i) with respect to Facility B Term Loans, 1.75% (in the case of Base Rate Loans) and 3.00% (in the case of Eurodollar Loans) and (ii) with re-spect to Revolving Credit Loans and Facility A Term Loans of any Type during any Interest Accrual Period (as defined below), the respective rates indicated below for such Loans of such Type opposite the applicable Total Debt Ratio indicated below for such Interest Accrual Period:











                                 Credit Agreement

                  Range              Applicable Interest Margin (% p.a.)
                   of
            Total Debt Ratio         Base Rate Loans    Eurodollar Loans

         Greater than
           4.50 to 1                       1.25%             2.50%

         Greater than 4.00
           to 1 but less than
           or equal to 4.50 to 1           1.00%             2.25%

         Greater than 3.50
           to 1 but less than
           or equal to 4.00 to 1           0.75%             2.00%

         Greater than 3.00
           to 1 but less than
           or equal to 3.50 to 1           0.50%             1.75%

         Less than or
           equal to 3.00 to 1              0.25%             1.50%

         For purposes hereof, an "Interest Accrual Period" shall mean the period commencing during any fiscal quarter on the date (the "Change Date") that is the third Business Day following the receipt by the Administrative Agent of the certificate re-ferred to in the next following paragraph to but not including the Change Date in the immediately following fiscal quarter, provided that the initial Interest Accrual Period shall com-mence on the Closing Date and continue until the Change Date during the fiscal quarter ending June 29, 1996.

                   The Total Debt Ratio for the initial Interest Accrual Period shall be determined on the basis of the certificate of a Senior Officer delivered pursuant to Section 7.01(k) hereof. The Total Debt Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the ba-sis of a certificate of a Senior Officer setting forth a calcu-lation of the Total Debt Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such In-terest Accrual Period, each of which certificates shall be de-livered together with the financial statements for the fiscal quarter on which such calculation is based.

                   Anything in this Agreement to the contrary notwith-standing, the Applicable Interest Margin for Revolving



                                 Credit Agreement

         Credit Loans and Facility A Term Loans shall be the highest rates provided for above (i.e., 1.25% with respect to Base Rate Loans and 2.50% with respect to Eurodollar Loans) (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the Company shall default in the delivery of any financial statements pursuant to Section 9.01(a) or 9.01(b) hereof.

                   "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                   "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                   "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                   "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper en-titled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                   "Business Day" shall mean any day (a) on which com-mercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a pay-ment or prepayment of principal of or interest on, a Conversion of or into, or a Continuation of an Interest Period for, a Eu-rodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or a Continua-tion of an Interest Period, that is also a day on which deal-ings in Dollar deposits are carried out in the London interbank market.

                   "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such pe-
         riod) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including re-newals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.



                                 Credit Agreement

                   "Capital Lease Obligations" shall mean, for any Per-son, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are re-quired to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                   "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any con-demnation or other taking of, such Property for which such Per-son or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                   "Chase" shall mean The Chase Manhattan Bank (National Association).

                   "Class" shall have the meaning assigned to such term in Section 1.03 hereof.
                   "Closing Date" shall mean the date upon which the initial extension of credit hereunder is made.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                   "Collateral Account" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

                   "Commitments" shall mean, collectively, the Revolving Credit Commitments, the Facility A Term Loan Commitments, and the Facility B Term Loan Commitments.

                   "Connecticut Loan" shall mean Indebtedness of the Company to the Department of Economic and Community Development of the State of Connecticut to be secured by a Lien on equip-ment purchased with the proceeds of such Indebtedness.

                   "Continue", "Continuation" and "Continued" shall re-fer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

                   "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans


                                 Credit Agreement
         into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                   "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consoli-dated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepay-ments of principal of Indebtedness (including, without limita-tion, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

                   "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                   "Disposition" shall mean any sale, assignment, trans-fer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person (including, without limitation, the sale and leaseback of the Company's headquarters facility in Wind-sor, Connecticut, but excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms), provided that (i) the sale of the assets of Marketing Force, Inc. as permitted under Section 9.05(c)(iii) shall not consti-tute a "Disposition" hereunder, and (ii) the sale of the cur-rent computer system and equipment of the Company following the acquisition by the Company of a replacement system as permitted under Section 9.05(c)(iv) hereof shall not constitute a "Dispo-sition" hereunder.

                   "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retire-ment or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calcu-lated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.




                                 Credit Agreement

                   "Dollars" and "$" shall mean lawful money of the United States of America.

                   "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated ba-sis without duplication in accordance with GAAP), of the fol-lowing: (a) net income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in de-termining net income) for such period plus (c) depreciation and amortization and other non-cash charges (to the extent deducted in determining net income) for such period, including, without limitation, any non-cash charges associated with the reduction of the exercise price or other adjustments of the Existing War-rants in connection with the Special Distribution, plus (d) the aggregate amount of Interest Expense for such period minus (e) the aggregate amount of interest income for such period plus
         (f) non-capitalized transaction expenses for such period re-lated to the Company's consideration of strategic alternatives, including the Special Distribution plus (g) the aggregate amount of upfront or one-time fees or expenses payable in re-spect of Interest Rate Protection Agreements during such period (to the extent deducted in determining net income for such pe-riod), provided that in determining net income for such period and each of the other items noted above, the respective net income and other items relating to Marketing Force, Inc. shall be eliminated).

                   "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, con-taminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, generation, recy-cling, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (or the effect of the same on human health or safety).

                   "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any of its capital stock, (ii) any warrants or op-tions

                                 Credit Agreement
         exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (v) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (w) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company, (x) any such issuance or sale upon the exercise of any Existing Warrants, (y) any issuance of con-vertible subordinated debt that constitutes Subordinated In-debtedness issued in accordance with Section 9.12(a) hereof or
         (z) any issuance of equity securities upon the exercise of any conversion right with respect to such convertible subordinated debt.

                   "Equity Rights" shall mean, with respect to any Per-son, any subscriptions, options, warrants, commitments, preemp-tive rights or agreements of any kind (including, without limi-tation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities con-vertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
         Section 414(m) or (o) of the Code of which the Company is a member.



                                 Credit Agreement

                   "Eurodollar Base Rate" shall mean, for any Interest Period for any Eurodollar Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as deter-mined by the Administrative Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dol-lar deposits having a term comparable to such Interest Period and in an amount comparable to the respective principal amount of such Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not partici-pating in any Eurodollar Loan during any Interest Period there-for, the Eurodollar Base Rate for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Lender would have made or had outstanding during such Interest Period had it been participating in such Loan during such Interest Period. If any Reference Lender does not timely furnish the information required for determination of any Euro-dollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of the information timely furnished by the remaining Reference Lenders.

                   "Eurodollar Loans" shall mean Loans that bear inter-est at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                   "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Admin-istrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

                   "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

                   "Excess Cash Flow" shall mean, for any period, the excess of (a) EBITDA for such period over (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the pro-ceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(f) hereof during such period) plus
         (iii) any increase (or minus any decrease) in Working Capital from the


                                 Credit Agreement
         beginning of such period to the end of such period plus (iv) income or other taxes payable in cash in respect of such period plus (v) the aggregate amount of Dividend Payments (excluding the Special Distribution) declared during such period (but only to the extent payable in cash within 60 days of such declaration) plus (vi) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section
         2.09 hereof (and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of the Revolving Credit Commitments made during such fiscal year pursuant to
         Section 2.03(c) hereof).

                   "Existing Warrants" shall mean, collectively, the warrants and other options heretofore issued by the Company with respect to shares of its capital stock outstanding on the date hereof and listed in Schedule IV hereof.

                   "Facility A Lenders" shall mean (a) on the date hereof, the Lenders having Facility A Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility A Term Loans and Facility A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

                   "Facility A Term Loan Commitment" shall mean, for each Facility A Lender, the obligation of such Lender to make Facility A Term Loans in an amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility A Term Loan Commit-ment" or, in the case of any Person that becomes a Facility A Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b) hereof). The original ag-gregate principal amount of the Facility A Term Loan Commit-ments is $65,000,000.

                   "Facility A Term Loan Notes" shall mean the promis-sory notes provided for by Section 2.08(b) hereof and all prom-issory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Facility A Term Loan Notes" shall include any Registered Notes evidencing Facility A Term Loans executed and delivered pursuant to Section 2.08(f) hereof.


                                 Credit Agreement

                   "Facility A Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                   "Facility B Lenders" shall mean (a) on the date hereof, the Lenders having Facility B Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Facility B Term Loans and Facility B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

                   "Facility B Term Loan Commitment" shall mean, for each Facility B Lender, the obligation of such Lender to make Facility B Term Loans in an amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Facility B Term Loan Commit-ment" or, in the case of any Person that becomes a Facility B Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b) hereof). The original ag-gregate principal amount of the Facility B Term Loan Commit-ments is $90,000,000.

                   "Facility B Term Loan Notes" shall mean the promis-sory notes provided for by Section 2.08(c) hereof and all prom-issory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Facility B Term Loan Notes" shall include any Registered Notes evidencing Facility B Term Loans executed and delivered pursuant to Section 2.08(f) hereof.

                   "Facility B Term Loans" shall mean the loans provided for by Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                   "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Fed-eral Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Busi-ness Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published

                                 Credit Agreement
         on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                   "Fixed Charges Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to
         (b) the sum of (i) Debt Service for such period plus (ii) the aggregate amount of Capital Expenditures made during such pe-riod (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(f) hereof during such period) plus (iii) income or other taxes payable in cash in respect of such period plus (iv) the aggregate amount of Dividend Payments (excluding the Special Distribution) declared during such period (but only to the extent payable in cash within 60 days of declaration).

                   "GAAP" shall mean generally accepted accounting prin-ciples applied on a basis consistent with those that, in ac-cordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determin-ing compliance with this Agreement.

                   "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contin-gently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Per-son, or a guarantee of the payment of dividends or other dis-tributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordi-nary course of business. The terms "Guarantee" and "Guaran-teed" used as a verb shall have a correlative meaning.

                   "Guarantee Assumption Agreement" shall mean a Guaran-tee Assumption Agreement substantially in the form of Exhibit D


                                 Credit Agreement
         hereto by an entity that, pursuant to Section 9.16(a) hereof is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                   "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, ex-plosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that con-tain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous sub-stances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic sub-stances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated un-der any Environmental Law.

                   "Indebtedness" shall mean, for any Person: (a) obli-gations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securi-ties or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repur-chase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services (including in respect of non-competition agreements), other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts pay-able are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;
         (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so se-cured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                   "Information Memorandum" shall mean the Confidential Information Memorandum dated February 1996 prepared in connec-tion with the syndication of the Commitments hereunder.




                                 Credit Agreement

                   "Intercompany Subordination Agreements" shall mean, collectively, the Subordination Agreements referred to in Sec-tion 7.01(n) hereto.

                   "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) EBITDA for the period of four consecutive fis-cal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                   "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a con-solidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing costs) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount re-ceivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period). For purposes hereof, the aggregate amount of upfront or one-time fees or expenses payable in respect of Interest Rate Protection Agreements shall be amortized over the life of the respective Interest Rate Protection Agreements in equal installments, and only the portion thereof so amortized during any period shall be treated as "Interest Expense" for such pe-riod.

                   Notwithstanding the foregoing, if, as at any date (a "calculation date"), fewer than four complete consecutive fis-cal quarters have elapsed subsequent to the Closing Date, In-terest Expense shall be calculated only for the portion of such period commencing on the Closing Date and ending on the calcu-lation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Closing Date through and including the calculation date.

                   "Interest Period" shall mean, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d) hereof) ending on the numerically corresponding day in the first, second, third or sixth (or, to the extent each Lender shall
                                 Credit Agreement
         determine that the same are available, ninth) calendar month thereafter, as the Company may select as provided in Section
         4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

                   (i) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate amount of the Revolving Credit Commitments on such Commitment Reduction Date;

                  (ii) no Interest Period for any Facility A Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Facility A Term Loans having In-terest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Facility A Term Loans scheduled to be out-standing after giving effect to the payments of principal required to be made on such Principal Payment Date;

                 (iii) no Interest Period for any Facility B Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Facility B Term Loans having In-terest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Facility B Term Loans scheduled to be out-standing after giving effect to the payments of principal required to be made on such Principal Payment Date;

                  (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and



                                 Credit Agreement

                   (v) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Euro-dollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                   "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more finan-cial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingen-cies.

                   "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, part-nership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (in-cluding, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any de-posit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from an-other Person subject to an understanding or agreement, contin-gent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies, or the provision of services, by such Person in the ordinary course of business; (c) the enter-ing into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement or any "swap agreement" (as defined in Section 101(53)(b) of the Bankruptcy
         Code).

                   "Issuing Lender" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

                   "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.

                   "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to

                                 Credit Agreement
         such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                   "Letter of Credit Interest" shall mean, for each Re-volving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Let-ters of Credit and such Lender's rights and interests in Reim-bursement Obligations and fees, interest and other amounts pay-able in connection with Letters of Credit and Reimbursement Obligations.

                   "Letter of Credit Liability" shall mean, without du-plication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reim-bursement Obligations of the Company at such time due and pay-able in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its partici-pation interest in the related Letter of Credit under Section
         2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said Sec-tion 2.03.

                   "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encum-brance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) re-lating to such Property.

                   "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Secu-rity Documents and the Intercompany Subordination Agreements.



                                 Credit Agreement

                   "Loans" shall mean, collectively, the Revolving Credit Loans, the Facility A Term Loans, and the Facility B Term Loans.

                   "Majority Facility A Lenders" shall mean Facility A Lenders holding at least 51% of the aggregate outstanding prin-cipal amount of the Facility A Term Loans or, if the Facility A Term Loans shall not have been made, at least 51% of the Facil-ity A Term Loan Commitments.

                   "Majority Facility B Lenders" shall mean Facility B Lenders holding at least 51% of the aggregate outstanding principal amount of the Facility B Term Loans, or, if the Fa-cility B Term Loans shall not have been made, at least 51% of the Facility B Term Loan Commitments.

                   "Majority Lenders" shall mean the Majority Facility A Lenders, the Majority Facility B Lenders and the Majority Re-volving Credit Lenders.

                   "Majority Revolving Credit Lenders" shall mean Re-volving Credit Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

                   "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

                   "Material Adverse Effect" shall mean a material ad-verse effect on (a) the Property, business, operations, finan-cial condition, prospects or liabilities of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lend-ers and the Administrative Agent under any of the Loan Docu-ments or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

                   "Mortgages" shall mean, collectively, (i) a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing ex-ecuted by the Company in favor of the Administrative Agent, substantially in the form of Exhibit C hereto and covering the



                                 Credit Agreement
         headquarters facility of the Company in Windsor, Connecticut, as said Mortgage, Assignment of Rents, Security Agreement and Fixture Filing shall be modified and supplemented and in effect from time to time and (ii) one or more additional mortgages or deed of trust executed by the Company in favor of the Adminis-trative Agent (or, in the case of a deed of trust, in favor of a trustee, for the benefit of the Administrative Agent and the Lenders), covering the respective leasehold interests of the Company in each of its mail processing facilities, in each case, as such mortgages and deeds of Trust shall be modified and supplemented and in effect from time to time.

                   "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contribu-tions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                   "Net Available Proceeds" shall mean:

                   (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Dispo-sition;

                  (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsid-iaries in respect of such Casualty Event net of (A) rea-sonable expenses incurred by the Company and its Subsid-iaries in connection therewith and (B) contractually re-quired repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in re-spect of such Casualty Event; and

                 (iii) in the case of any Equity Issuance, the ag-gregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Sub-sidiaries in connection therewith.

                   "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses





                                 Credit Agreement
         paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the rel-evant Federal, state or local governmental authority within 120 days of the date of such Disposition) or, if such taxes are not so paid within such 120 days, only if an amount equal to such taxes is deposited with the Administrative Agent for credit to an escrow account to be held in such account and used to pay such taxes when due, and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is se-cured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                   "Notes" shall mean, collectively, the Revolving Credit Notes, the Facility A Term Loan Notes and the Facility B Term Loan Notes.

                   "PBGC" shall mean the Pension Benefit Guaranty Cor-poration or any entity succeeding to any or all of its func-tions under ERISA.

                   "Permitted Investments" shall mean: (a) direct obli-gations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, sur-plus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or trust company described in clause
         (b) above and maturing not more than 90 days from the date of acquisition thereof by such Person; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a Di-vision of McGraw Hill, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the




                                 Credit Agreement
         portfolio of which is limited to obligations described in the foregoing clauses (a), (b), (c) and (d), so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively; and (f) the Warburg Pincus Cash Reserve Fund, so long as substantially all of the investments in the portfolio of such Fund consist of obligations (i) which are of the type referred to in the foregoing clauses (a), (b), (c) and (d), and (ii) which mature within one year of the date upon which they are acquired; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                   "Person" shall mean any individual, corporation, com-pany, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdi-vision thereof).

                   "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiem-ployer Plan.

                   "Post-Default Rate" shall mean (a) at all times other than following the occurrence and during the continuance of a Specified Default, a rate per annum equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans for the affected Class, provided that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" shall be the greater of (i) 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and (ii) the rate provided for above in this definition and (b) following the occurrence and during the continuance of a Specified Default, a rate per annum equal to 5% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans for the affected Class, provided that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" shall be the greater of (i) 5% plus the interest rate for such Loan as provided in
         Section 3.02 hereof and (ii) the rate provided for above in this definition.








                                 Credit Agreement

                   "Prepayment Percentage" shall mean, as at the date upon which any prepayment is to be effected pursuant to Section
         2.09 or 2.10 hereof:

                   (a) in the case of the Revolving Credit Loans, the percentage equivalent of a ratio, the numerator of which is the aggregate outstanding principal amount of the Re-volving Credit Commitments (or, if greater, the aggregate outstanding principal amount of the Revolving Credit Loans) on such date immediately prior to such prepayment and the denominator of which is the sum of (i) the ag-gregate outstanding principal amount of the Facility B Term Loans on such date immediately prior to such prepay-ment plus (ii) the aggregate outstanding principal amount of the Revolving Credit Commitments (or, if greater, the aggregate outstanding principal amount of the Revolving Credit Loans) on such date immediately prior to such pre-payment; and

                   (b) in the case of the Facility A Term Loans, the percentage equivalent of a ratio, the numerator of which is the sum of (i) the aggregate outstanding principal amount of the Facility A Term Loans on such date im-mediately prior to such prepayment plus (ii) the aggregate outstanding principal amount of the Revolving Credit Com-mitments (or, if greater, the aggregate outstanding prin-cipal amount of the Revolving Credit Loans) on such date immediately prior to such prepayment and the denominator of which is the sum of (i) the aggregate outstanding prin-cipal amount of the Facility A and Facility B Term Loans on such date immediately prior to such prepayment plus
              (ii) the aggregate outstanding principal amount of the Revolving Credit Commitments (or, if greater, the ag-gregate outstanding principal amount of the Revolving Credit Loans) on such date immediately prior to such pre-payment; and

                   (c) in the case of the Facility B Term Loans, the percentage equivalent of a ratio, the numerator of which is the aggregate outstanding principal amount of the Fa-cility B Term Loans on such date immediately prior to such prepayment and the denominator of which is the sum of (i) the aggregate outstanding principal amount of the Facility A and Facility B Term Loans on such date immediately prior to such prepayment plus (ii) the aggregate outstanding principal amount of the Revolving Credit Commitments on such date immediately prior to such prepayment (or, if greater, the aggregate outstanding principal amount of the Revolving


                                 Credit Agreement

              Credit Loans) on such date immediately prior to such prepayment.

                   "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

                   "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

                   "Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with September 30, 1996 through and including March 31, 2004.

                   "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                   "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                   "Reference Lenders" shall mean Chase, Bankers Trust Company and Corestates Bank, N.A. (or their respective Ap-plicable Lending Offices, as the case may be).

                   "Registered Holder" shall have the meaning assigned to such term in Section 5.07(a)(ii) hereof.

                   "Registered Loan" shall have the meaning assigned to such term in Section 2.08(f) hereof.

                   "Registered Note" shall have the meaning assigned to such term in Section 2.08(f) hereof.

                   "Regulations A, D, G, T, U and X" shall mean, re-spectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                   "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation,





                                 Credit Agreement

         Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpreta-tion or administration thereof.

                   "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then out-standing, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                   "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dis-persal, leaching or migration into the indoor or outdoor envi-ronment, including, without limitation, the movement of Hazard-ous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                   "Reserve Recruitment" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be main-tained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with de-posits exceeding one billion Dollars against "Eurocurrency li-abilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with re-spect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section
         1.01 or (ii) any category of extensions of credit or other as-sets that includes Eurodollar Loans.

                   "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.



                                 Credit Agreement

                   "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $95,000,000.

                   "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to
         (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                   "Revolving Credit Commitment Reduction Dates" shall mean, collectively, (i) the Quarterly Dates falling on or near-est to September 30 of each year, commencing with September 30, 1997, through and including September 30, 2001, and (ii) the Revolving Credit Commitment Termination Date.

                   "Revolving Credit Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to March 31, 2002.

                   "Revolving Credit Loans" shall mean the loans pro-vided for in Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                   "Revolving Credit Notes" shall mean the promissory notes provided for in Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in ef-fect from time to time. The term "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.08(f) hereof.

                   "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit B hereto between the



                                 Credit Agreement

         Obligors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                   "Security Documents" shall mean, collectively, the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by the Security Agreement or the Mortgages to be filed with respect to the security inter-ests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages.

                   "Senior Debt Ratio" shall mean, as at any date, the ratio of (a) the sum, for the Company and its Subsidiaries (de-termined on a consolidated basis without duplication in ac-cordance with GAAP), of the aggregate amount of all Indebted-ness (excluding, however, all Subordinated Indebtedness) as at such date to (b) EBITDA for the period of four consecutive fis-cal quarters ending on, or most recently ended prior to such date.

                   "Special Distribution" shall mean the special divi-dend of $10 per share announced by the Company on January 17, 1996.

                   "Specified Default" shall mean, collectively, (i) any Event of Default under Section 10(a)(i), 10(f) or 10(g) hereof or (ii) any Event of Default under Section 10(a)(ii) hereof that shall continue for three or more Business Days.

                   "Subordinated Indebtedness" shall mean Indebtedness of the Company incurred in accordance with Section 9.12(a) hereof.

                   "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests hav-ing by the terms thereof ordinary voting power to elect a ma-jority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any con-tingency) is at the time directly or indirectly owned or con-trolled by such Person or one or more Subsidiaries of such Per-son or by such Person and one or more Subsidiaries of such Per-son.

                   "Term Loan Commitment Termination Date" shall mean March 29, 1996.

                                 Credit Agreement

                   "Term Loans" shall mean, collectively, the Facility A Term Loans and the Facility B Term Loans.

                   "Total Debt Ratio" shall mean, as at any date, the ratio of (a) the sum, for the Company and its Subsidiaries (de-termined on a consolidated basis without duplication in ac-cordance with GAAP), of the aggregate amount of all Indebted-ness (including, without limitation, all Subordinated Indebted-ness) as at such date to (b) EBITDA for the period of four con-secutive fiscal quarters ending on, or most recently ended prior to such date.

                   "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

                   "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                   "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

                   "Warburg Pincus" shall mean, collectively: (i) War-burg, Pincus Capital Company, L.P., a Delaware limited partner-ship, (ii) Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership, (iii) Warburg, Pincus Investors, L.P., a Delaware limited partnership, (iv) Warburg, Pincus & Co., a New York general partnership, and (v) any other venture banking fund in which Warburg, Pincus & Co. is the controlling general partner.

                   "Warburg Affiliate" shall mean any Subsidiary of any of the entities listed in clauses (i) through (v), inclusive, of the definition of "Warburg Pincus" in this Section 1.

                   "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors, qualify-ing shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsid-iaries of such Person.


                                 Credit Agreement

                   "Working Capital" shall mean, as at such date, the sum, for the Company and its Subsidiaries (determined on a con-solidated basis without duplication in accordance with GAAP), of the following: (a) current assets (excluding cash and cash equivalents) as at such date minus (b) current liabilities (ex-cluding the current portion of any installments of principal payable hereunder) as at such date.

                   1.02  Accounting Terms and Determinations.

                   (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to finan-cial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in Section 1.02(b) hereof) be prepared, in accordance with generally ac-cepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial state-ments furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at Sep-tember 30, 1995 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to
         Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at September 30, 1995 referred to in Section 8.02 hereof) unless

                   (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

                  (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial state-ments,

         in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the lat-est financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall


                                 Credit Agreement
         mean the audited financial statements referred to in Section
         8.02 hereof).

                   (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in rea-sonable detail of any material variation between the applica-tion of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) hereof and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                   (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change (i) the last day of its fiscal year from the Saturday falling on, or immediately preceding, Septem-ber 30 of each year, or (ii) the last days of the first three fiscal quarters in each of its fiscal years from the Saturday falling on, or immediately preceding, December 31, March 31 and June 30 of each year, respectively.

                   1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Facility A Term Loan or a Facility B Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


                   Section 2.  Commitments, Loans, Notes and Prepay-
         ments.

                   2.01  Loans.

                   (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an ag-gregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein


                                 Credit Agreement
         called "Revolving Credit Loans"), provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Re-volving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof). Anything herein to the contrary notwithstanding, Revolving Credit Loans shall not be available hereunder until such time as the Facility A and Facility B Term Loan Commitments have been fully utilized in full.

                   (b) Facility A Term Loans. Each Facility A Lender severally agrees, on the terms and conditions of this Agree-ment, to make a term loan to the Company in Dollars on the Closing Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Fa-cility A Term Loan Commitment of such Lender. Thereafter the Company may Convert Facility A Term Loans of one Type into Fa-cility A Term Loans of another Type (as provided in Section
         2.09 hereof) or Continue Facility A Term Loans of one Type as Facility A Term Loans of the same Type (as provided in Section
         2.09 hereof).

                   (c) Facility B Term Loans. Each Facility B Lender severally agrees, on the terms and conditions of this Agree-ment, to make a term loan to the Company in Dollars on the Closing Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Fa-cility B Term Loan Commitment of such Lender. Thereafter the Company may Convert Facility B Term Loans of one Type into Fa-cility B Term Loans of another Type (as provided in Section
         2.09 hereof) or Continue Facility B Term Loans of one Type as Facility B Term Loans of the same Type (as provided in Section
         2.09 hereof).

                   (d) Limit on Eurodollar Loans. Notwithstanding the foregoing, (i) no more than ten separate Interest Periods in respect of Eurodollar Loans of all Classes from each Lender may be outstanding at any one time and (ii) prior to May 5, 1996, all Eurodollar Loans of any Class must have an Interest Period of one


                                 Credit Agreement
         month's duration and be coterminous with the Interest Periods of all other Eurodollar Loans of each other Class, and, to the extent that prior to such date a Eurodollar Loan would not satisfy such conditions, such Loan shall be made, or Continued as or Converted into, a Base Rate Loan.

                   2.02 Borrowings. The Company shall give the Admin-istrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account num-ber NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and condi-tions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an ac-count of the Company designated by the Company and maintained with Chase at the Principal Office.

                   2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Com-pany), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the ag-gregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10,000,000 and
         (iii) the expiration date (without giving effect to any exten-sion thereof by reason of an interruption of business) of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date eighteen months following the issuance of such Letter of Credit (provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than twelve months beyond the current expiration date, so long as such extended expiration date is not later than eighteen months after the date upon which such automatic extension may no longer be canceled). The following additional provisions shall apply to Letters of
         Credit:

                                 Credit Agreement

                   (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Re-volving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise each Lender of the contents thereof.

                   (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Re-volving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Per-centage of the Issuing Lender's liability under such Let-ter of Credit.

                   (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Com-pany (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and



                                 Credit Agreement
              reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                   (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obliga-tion to reimburse the Issuing Lender for the amount of the related demand for payment, provided that, unless the Com-pany shall otherwise notify the Administrative Agent within one Business Day of its receipt of such notice, the Company shall be deemed to have requested a borrowing hereunder in the lowest amount permitted under Section
              4.04 which would enable the Company to fulfill its payment obligation in respect of such demand for payment. The proceeds of such borrowing will be applied automatically to the payment of the Reimbursement Obligation arising in respect of such demand for payment, with any remaining portion of such borrowing in excess of the amount of such Reimbursement Obligation being made available to the Com-pany as provided in Section 2.02 hereof.

                   (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and speci-fying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this para-graph (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, with-out limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to

                                 Credit Agreement
              the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

                   (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to paragraph
              (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation ow-ing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents relating to such Let-ter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Per-centage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Docu-ments in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this
              Section 2.03). Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of pro-ceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Re-volving Credit Lender's Revolving Credit Commitment Per-centage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolv-ing Credit Lenders hereunder is rescinded or must other-wise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with

                                 Credit Agreement
              interest at the rate specified in paragraph (j) of this
              Section 2.03.

                   (g) The Company shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percent-
              ages) a letter of credit fee in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans, in respect of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and includ-ing such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                   (h) Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any

                                 Credit Agreement
              other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                   (i) The issuance by the Issuing Lender of each Let-ter of Credit shall, in addition to the conditions prece-dent set forth in Section 7 hereof, be subject to the con-ditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transac-tions as shall be satisfactory to the Issuing Lender con-sistent with its then current practices and procedures with respect to letters of credit of the same type and
              (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any con-flict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

                   (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and includ-ing such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

                   (k) The issuance by the Issuing Lender of any modi-fication or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.



                                 Credit Agreement

         The Company hereby indemnities and holds harmless each Revolv-ing Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administra-tive Agent by any Person whatsoever) by reason of or in connec-tion with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Company shall not be required to in-demnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issu-ing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly com-plying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

                   2.04  Changes of Commitments.

                   (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Re-volving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Re-duction Date set forth in column (A) below, (x) by an amount (subject to reduction pursuant to paragraph (d) below) equal to the amount set forth in column (B) below opposite such Revolv-ing Credit Commitment Reduction Date, (y) to an amount (subject to reduction pursuant to paragraph (d) below) equal to the amount set forth in column (C) below opposite such Revolving Credit Commitment Reduction Date:

                  (A)                  (B)                  (C)
           Revolving Credit     Revolving Credit     Revolving Credit
         Commitment Reduction  Commitments Reduced  Commitments Reduced
          Date Falling on or    by the Following     to the Following
              Nearest to:            Amounts              Amounts

         September 30, 1997        $ 9,500,000          $85,500,000
         September 30, 1998        $ 9,500,000          $76,000,000
         September 30, 1999        $14,250,000          $61,750,000


                                 Credit Agreement

         September 30, 2000        $14,250,000          $47,500,000
         September 30, 2001        $14,250,000          $33,250,000
         March 31, 2002            $33,250,000          $         0

                   (b) Any portion of the Facility A and Facility B Term Loan Commitments not used on the Closing Date shall be automatically terminated.

                   (c) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments, (ii) to reduce the aggregate un-utilized amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabili-
         ties), and (iii) to terminate both (and not just one) of the Facility A and Facility B Term Loan Commitments; provided that
         (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction of either the Revolving Credit Commitments, the Facility A Term Loan Commitments or the Facility B Term Loan Commitments shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

                   (d) Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to Section 2.04(c) or
         2.10 hereof on any date shall be applied to the reductions set forth in the schedule in paragraph (a) above ratably as fol-lows: each such reduction shall result in an automatic and simultaneous reduction (but not below zero) of the respective amounts set forth in column (B) at the end of paragraph (a) above (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (d)), with appropriate reductions (but not below zero) being made to the respective amounts set forth in column (C) of said paragraph (a) after giving effect to such reduction of the amounts in said column (B).

                   (e) The Commitments once terminated or reduced may not be reinstated.

                   2.05 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata


                                 Credit Agreement

         (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 3/8 of 1%, provided that if the Total Debt Ratio as at the Closing Date or the last day of the most recently ended fiscal quarter shall be greater than or equal to 3.50 to 1, such commitment fee shall be payable at a rate per annum equal to 1/2 of 1%. The Company shall pay to the Admin-istrative Agent for account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Facility A and Facility B Term Loan Commitments, for the period from and including the date hereof to but not including the earliest of the Closing Date, the date such Term Loan Commitments are ter-minated and the Term Loan Commitment Termination Date, at a rate per annum equal to 3/8 of 1%. Accrued commitment fee shall be payable on the Closing Date, on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date or the Term Loan Commitment Termination Date, as the case may be.

                   2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending office for Loans of such Type.

                   2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section
         4.06 hereof) no Lender shall have any obligation to the Admin-istrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.
         The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and indepen-dent debt and each Lender shall be entitled to protect and en-force its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Ad-ministrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.




                                 Credit Agreement

                   2.08  Notes.

                   (a) The Revolving Credit Loans (other than Regis-tered Loans) made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolv-ing Credit Commitment as originally in effect and otherwise duly completed.

                   (b) The Facility A Term Loans (other than Registered Loans) made by each Lender shall be evidenced by a single prom-issory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Facility A Term Loan Commitment as originally in effect and otherwise duly com-pleted.

                   (c) The Facility B Term Loans (other than Registered Loans) made by each Lender shall be evidenced by a single prom-issory note of the Company substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Facility B Term Loan Commitment as originally in effect and otherwise duly com-pleted.

                   (d) The date, amount, Type, interest rate and dura-tion of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evi-dencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continua-tion thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obli-gations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

                   (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Sec-tion 12.06 hereof and except as provided in Section 2.07(f) hereof (and, if requested by any Lender, the Company agrees to so exchange any Note).



                                 Credit Agreement

                   (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code may request the Company (through the Administrative Agent), and the Company agrees thereupon, to record on the Register referred to in Section 12.06(g) hereof any Loans of any Class held by such Lender un-der this Agreement. Loans recorded on the Register ("Regis-tered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registra-tion of any Loan, any promissory note (other than a Registered
         Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e., containing the op-tional registered note language as indicated in Exhibit A-1 or A-2 hereto, as the case may be) and registered as provided in
         Section 12.06(g) hereof (herein, a "Registered Note"), dated the date hereof, payable to such Lender and otherwise duly com-pleted. A Loan once recorded on the Register may not be re-moved from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                   2.09 Optional Prepayments and Conversions or Con-tinuations of Loans. Subject to Section 4.04 hereof, the Com-pany shall have the right to prepay Loans, to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans from one Interest Period to another Interest Period, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepay-ment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of pre-payment, the amount to be prepaid shall become due and payable hereunder); (b) upon any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans, the Company shall pay any amounts owing under Section
         5.05 hereof as a result of such prepayment or Conversion; (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof; and (d) prepayments of the Term Loans shall be allocated between the Facility A Term Loans and Facility B Term Loans in accordance with their respective Prepayment Percentages until the princi-pal of the Facility A Term Loans shall have been paid in full (at which point such prepayments shall be allocated solely to the Facility B Term Loans) and, in the case of the Loans of each such Class, allocated ratably to the respective install-ments thereof.




                                 Credit Agreement

                   Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Peri-ods therefor) into, or Continued as, as the case may be, Base Rate Loans.

                   2.10 Mandatory Prepayments and Reductions of Commit-ments.

                   (a) Casualty Events. Upon the date 90 days follow-ing the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compen-sation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied (or committed to be applied pur-suant to executed construction contracts or equipment orders) to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.10(e) hereof. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Company and its Subsidiaries pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, and the Administrative Agent shall release such proceeds to the Company in the manner, and to the extent provided in Section 4.01(d) of the Security Agreement.

                   (b) Equity Issuance. Upon any Equity Issuance (other than an equity issuance totalling $100,000 or less) at a time when the Total Debt Ratio is greater than 4.00 to 1, the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the lesser of (i) 80% of the Net Available Proceeds thereof or (ii) the amount of such Net

                                 Credit Agreement

         Available Proceeds that, when applied to the prepayment of Loans as contemplated by this Section 2.10, will result in the Total Debt Ratio being equal to or less than 4.00 to 1, such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.10(e) hereof.

                   (c) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company ending after the date hereof, the Company shall prepay the Loans (and/ or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the 60% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.10(e) hereof.

                   (d) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not other-wise permitted hereunder, the Company agrees, on or prior to the occurrence of any Disposition in which the fair market value of the Property that is the subject of such Disposition is $50,000 or more (herein, the "Current Disposition"), to de-liver to the Administrative Agent (which shall promptly forward a copy thereof to the Lenders) a statement, certified by the chief financial officer of the Company, in form and detail rea-sonably satisfactory to the Administrative Agent, of the esti-mated amount of the Net Available Proceeds of the Current Dis-position that will (on the date of the Current Disposition) be received in cash, in which event the Company will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (f) below), and the Commitments shall be subject to automatic reduction (in each case in the manner specified in Section 2.10(e) hereof) as follows:

                   (i) upon the date of the Current Disposition, in an aggregate amount equal to 100% of the Net Available Pro-ceeds thereof to the extent received in cash on the date of the Current Disposition; and

                  (ii) thereafter, from time to time as the Company or any of its Subsidiaries shall receive Net Available Pro-ceeds during such quarterly fiscal period in cash under deferred payment or escrow arrangements or Investments entered into or received in connection with any Disposi-tion, in an amount equal to (A) 100% of the aggregate amount of such Net

                                 Credit Agreement

              Available Proceeds minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Company or such Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Disposi-tions, provided that, notwithstanding the foregoing, the Company shall not be required to make any prepayment or reduce Commitments under this paragraph (d) until such time as the aggregate amount of the required prepayments and reductions of Commit-ments pursuant to the foregoing clauses (i) and (ii), after deducting any such amounts previously applied to prepayments and reductions of Commitments pursuant to this paragraph (d), shall be greater than or equal to $1,000,000.

                   (e) Application. Prepayments and reductions of Com-mitments described in the above paragraphs of this Section 2.10 shall be effected as follows:

                   (i) first, the amount of the prepayment specified in such paragraphs shall be applied to the Facility A and Facility B Term Loans then outstanding, such prepayment to be allocated between each such Class in accordance with their respective Prepayment Percentages until the princi-pal of the Facility A Term Loans shall have been paid in full and, in the case of the Loans of each such Class, allocated ratably to the respective installments thereof;

                  (ii) second, following the payment in full of the Facility A Term Loans, the amount of such prepayment shall be applied to the Revolving Credit Loans and Facility B Term Loans then outstanding, such prepayment to be al-located between each such Class in accordance with their respective Prepayment Percentages (and, in the case of each such prepayment of the Revolving Credit Loans, the aggregate principal amount of the Revolving Credit Commit-ments shall be concurrently reduced in an amount equal to the amount of such required prepayment), such prepayment (in the case of the Facility B Loans) to be allocated rat-ably to the respective installments thereof, provided that, if at the time the amount of such prepayment re-quired to be allocated to the Revolving Credit Loans shall exceed the then aggregate outstanding principal amount of such Loans, such

                                 Credit Agreement
              excess shall be allocated to the Facility B Term Loans (with the Revolving Credit Commitments being concurrently reduced in an amount equal to the amount of such excess prepayment of the Facility B Term Loans);

                   (iii) third, following the payment in full of the Facility A and Facility B Term Loans, the amount of such prepayment shall be applied to the Revolving Credit Loans (and the aggregate principal amount of the Revolving Credit Commitments shall be concurrently reduced in an amount equal to the amount of such prepayment); and

                   (iv) fourth, to the extent that, after giving effect
              to any reduction of Revolving Credit Commitments and pre-payment of Revolving Credit Loans provided for in clause
              (iii) above, the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, the Company shall provide cover for Letter of Credit Li-abilities as specified in paragraph (f) below, in an ag-gregate amount equal to such excess.

                   (f) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Sec-tion 2.10, or pursuant to Section 3.01(a) hereof, to provide cover for Letter of Credit Liabilities, the Company shall ef-fect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral secu-rity in the first instance for the Letter of Credit Li-abilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


                   Section 3.  Payments of Principal and Interest.

                   3.01  Repayment of Loans.

                   (a) Revolving Credit Loans. The Company hereby promises to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.
         In addition, if following any Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans, to-gether with the aggregate amount of all Letter of Credit

                                 Credit Agreement

         Liabilities, shall exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans, and, sec-ond, provide cover for Letter of Credit Liabilities in an ag-gregate amount equal to such excess (such cover for Letter of Credit Liabilities to be effected in the manner provided in
         Section 2.10(f) hereof).

                   (b) Facility A Term Loans. The Company hereby prom-ises to pay to the Administrative Agent for account of the Fa-cility A Lenders the principal of the Facility A Term Loans in twenty-three installments payable on the Principal Payment Dates as follows:

              Principal Payment Date
             Falling on or Nearest to:      Amount of Installment ($)

              September 30, 1996                   1,400,000
              December 31, 1996                    1,175,000

              March 31, 1997                       1,850,000
              June 30, 1997                        1,850,000
              September 30, 1997                   1,850,000
              December 31, 1997                    1,575,000

              March 31, 1998                       2,525,000
              June 30, 1998                        2,525,000
              September 30, 1998                   2,525,000
              December 31, 1998                    1,675,000

              March 31, 1999                       2,775,000
              June 30, 1999                        2,775,000
              September 30, 1999                   2,775,000
              December 31, 1999                    2,125,000

              March 31, 2000                       3,450,000
              June 30, 2000                        3,450,000
              September 30, 2000                   3,450,000
              December 31, 2000                    2,475,000

              March 31, 2001                       3,775,000
              June 30, 2001                        4,525,000
              September 30, 2001                   4,525,000
              December 31, 2001                    4,525,000

              March 31, 2002                       5,425,000



                                 Credit Agreement

         If the Company does not borrow the full amount of the aggregate Facility A Term Loan Commitments on the Closing Date, the shortfall shall be applied to reduce the foregoing installments ratably.

                   (c) Facility B Term Loans. The Company hereby prom-ises to pay to the Administrative Agent for account of the Fa-cility B Lenders the principal of the Facility B Term Loans in thirty-one installments payable on the Principal Payment Dates as follows:


              Principal Payment Date
             Falling on or Nearest to:      Amount of Installment ($)

              September 30, 1996                     250,000
              December 31, 1996                      125,000

              March 31, 1997                         125,000
              June 30, 1997                          125,000
              September 30, 1997                     125,000
              December 31, 1997                      125,000

              March 31, 1998                         125,000
              June 30, 1998                          125,000
              September 30, 1998                     125,000
              December 31, 1998                      125,000

              March 31, 1999                         125,000
              June 30, 1999                          125,000
              September 30, 1999                     125,000
              December 31, 1999                      125,000

              March 31, 2000                         125,000
              June 30, 2000                          125,000
              September 30, 2000                     125,000
              December 31, 2000                      125,000

              March 31, 2001                         125,000
              June 30, 2001                          125,000
              September 30, 2001                     125,000
              December 31, 2001                      125,000

              March 31, 2002                         125,000
              June 30, 2002                       10,750,000
              September 30, 2002                  10,750,000
              December 31, 2002                   10,875,000



                                   Credit Agreement

              March 31, 2003                      10,875,000
              June 30, 2003                       11,000,000
              September 30, 2003                  11,000,000
              December 31, 2003                   10,875,000
              March 31, 2004                      10,875,000

         If the Company does not borrow the full amount of the aggregate Facility B Term Loan Commitments on the Closing Date, the shortfall shall be applied to reduce the foregoing installments ratably.

                   3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the fol-lowing rates per annum:

                   (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

                   (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the Applicable Margin.

         Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender in-terest on all of the Loans or Reimbursement Obligations hereun-der at the applicable Post-Default Rate

                   (x) following the occurrence and during the continu-ance of any Event of Default (other than a Specified De-fault) for ten or more days and

                   (y) during any period when any Specified Default shall have occurred and for so long as such Specified De-fault shall be continuing,

         provided that if both clauses (x) and (y) above shall be ap-plicable, then the Post-Default Rate payable pursuant to clause
         (y) shall control. Accrued interest on each Loan shall be pay-able (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest



                                 Credit Agreement

         Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


                   Section 4.  Payments; Pro Rata Treatment; Computa-
         tions; Etc.

                   4.01  Payments.

                   (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agree-ment and the Notes, and, except to the extent otherwise pro-vided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in im-mediately available funds, without deduction, set-off or coun-terclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                   (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordi-nary deposit account of the Company with such Lender (with no-tice to the Company and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

                   (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimburse-ment Obligations or other amounts payable by the Company here-under to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of


                                 Credit Agreement

         Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

                   (d) Except to the extent otherwise provided in the last sentence of Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                   (e) If the due date of any payment under this Agree-ment or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeed-ing Business Day, and interest shall be payable for any princi-pal so extended for the period of such extension.

                   4.02 Pro Rata Treatment. Except to the extent oth-erwise provided herein: (a) each borrowing of Loans of a par-ticular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as oth-erwise provided in Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit Commitments, Facility A Term Loan Commitments and Facility B Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit Loans, Facility A Term Loans and Facility B Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans, Facility A Term Loans or Facility B Term Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans, Facility A Term Loans and Facility B Term Loans by the Company shall be made for ac-count of the relevant Lenders pro rata in

                                 Credit Agreement
         accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                   4.03 Computations. Interest on Eurodollar Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (in-cluding the first day but, except as otherwise provided in Sec-tion 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

                   4.04 Minimum Amounts. Except for mandatory prepay-ments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, (a) each bor-rowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $100,000 and (b) each bor-rowing, Continuation, Conversion or partial prepayment of prin-cipal of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Pe-
         riod), and if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                   4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Com-mitments, of borrowings, Conversions, Continuations and op-tional prepayments of Loans, of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be ir-revocable and shall be effective only if received by the Admin-istrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant ter-mination, reduction, borrowing, Conversion, Continuation or



                                   Credit Agreement
         prepayment or the first day of such Interest Period specified below:


                                                       Number of
                                                       Business
                   Notice                             Days Prior

              Termination or reduction
              of Commitments                               5

              Borrowing or prepayment of,
              or Conversions into,
              Base Rate Loans                              1

              Borrowing or prepayment of,
              Conversions into, Continuations
              as, or duration of Interest
              Period for, Eurodollar Loans                 3

         Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continua-tion or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of bor-rowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Inter-est Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such no-tice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Euro-dollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar
         Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                   4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been noti-fied by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such

                                 Credit Agreement

         Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon re-ceipt, that the Payor does not intend to make the Required Pay-ment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in re-liance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Re-quired Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                   (i) if the Required Payment shall represent a pay-ment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Re-quired Payment at the Post-Default Rate (without duplica-tion of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Adminis-trative Agent shall not limit such obligation of the Com-pany under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroac-tively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type



                                 Credit Agreement
              of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

                   4.07  Sharing of Payments, Etc.

                   (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reim-bursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the va-lidity thereof.

                   (b) If any Lender shall obtain from any Obligor pay-ment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater per-centage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct in-terests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any ex-penses that may be incurred by such Lender in obtaining or pre-serving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit

                                 Credit Agreement

         Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                   (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such par-ticipation.

                   (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obli-gation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                   Section 5.  Yield Protection, Etc.

                   5.01  Additional Costs.

                   (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodol-lar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                   (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any

                                 Credit Agreement
              of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and excluding any U.S. Taxes that would not be payable under the proviso in the first paragraph of Section 5.07(a) hereof); or

                  (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Require-ment used in the determination of the Eurodollar Rate for any Interest Period for such Loan) relating to any exten-sions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section
              1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereun-
              der); or

                 (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

         If any Lender requests compensation from the Company under this
         Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obliga-tion of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
         5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the com-pensation so requested.

                   (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be neces-sary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such holding company), pursuant to any law or regulation or any interpreta-tion, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of



                                 Credit Agreement
         any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such holding company) to a level below that which such Lender (or any Applicable Lending Office or such holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                   (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under Section 5.01(a) or 5.01(b) hereof as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section
         5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will desig-nate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvan-tageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 5.01(a) or 5.01(b) hereof. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) hereof, or of the effect of capital maintained pursuant to Section 5.01(b) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, pro-vided that such determinations and allocations are made on a reasonable basis.

                                 Credit Agreement

                   5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the deter-mination of the Eurodollar Base Rate for any Interest Period for any Eurodollar Loan;

                   (a) the Administrative Agent determines, which de-termination shall be conclusive, that quotations of inter-est rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                   (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Facility A Term Loans or Facility B Term Loans, the Majority Facility A Lenders or Majority Facility B Lenders, respectively, determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be deter-mined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

         then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

                   5.03 Illegality. Notwithstanding any other provi-sion of this Agreement, in the event that it becomes unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would ei-ther not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Com-pany thereof (with a copy to the Administrative Agent) and such

                                 Credit Agreement

         Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                   5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be sus-pended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circum-stances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                   (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                   (b) all Loans that would otherwise be made or Con-tinued by such Lender as Eurodollar Loans shall be made or Converted into Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Euro-dollar Loans shall remain as Base Rate Loans.

         If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Sec-tion 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Inter-est


                                 Credit Agreement

         Periods) in accordance with their respective Commitments of such Class.

                   5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the re-quest of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                   (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the accelera-tion of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

                   (b) any failure by the Company for any reason (in-cluding, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant no-tice of borrowing given pursuant to Section 2.02 hereof.

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, pre-payment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of lead-ing banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably deter-mined by such Lender).

                   5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
         Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any



                                 Credit Agreement
         government or governmental or supervisory authority implement-ing at the national level the Basle Accord there shall be im-posed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or pur-chasing participations in) or maintaining its obligation here-under to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the re-sult of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

                   5.07  U.S. Taxes.

                   (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Per-
         son), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                        (i)  to any payment to any Lender hereunder
              (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a com-plete exemption from withholding on all interest to be received by it hereunder

                                 Credit Agreement
              in respect of the loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

                       (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), un-less such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as pro-vided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that such Registered Holder (or ben-eficial owner, as the case may be) (w) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code,
              (x) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company, (y) is not a controlled foreign corporation related to the Com-pany (within the meaning of Section 871(h)(4)(B) of the Code) and (z) is not acting as a conduit entity (within the meaning of U.S. Treasury Regulation Section 1.881-3), or

                      (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other report-ing requirements (including, without limitation, the fail-ure to timely submit a Form 1001, 4224 or W-8 (together with the annual certificate required under clause (ii) above), as applicable) concerning the nationality, resi-dence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precon-dition to relief or exemption from such U.S. Taxes.

         For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certifi-cate) of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America and
         (C) "Form W-8" shall mean Form W-8 (Certificate of





                                 Credit Agreement

         Foreign Status) of the Department of Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                   (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or with-holding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                   Section 6.  Guarantee.

                   6.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and as-signs the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents (including, without limitation, all Reimbursement Obligations), and all obligations of the Company or any of its Subsidiaries to any Lender or any affiliate of a Lender in respect of any Interest Rate Protection Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein col-lectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guar-anteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.







                                 Credit Agreement

                   6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are abso-lute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, ir-respective of any other circumstance whatsoever that might oth-erwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain ab-solute and unconditional as described above:

                   (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provi-sions of this Agreement or the Notes or any other agree-ment or instrument referred to herein or therein shall be done or omitted;

                 (iii) the maturity of any of the Guaranteed Obliga-tions shall be accelerated, or any of the Guaranteed Obli-gations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lend-ers as security for any of the Guaranteed Obligations shall fail to be perfected.






                                 Credit Agreement

         The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatso-ever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or secu-rity for, any of the Guaranteed Obligations.

                   6.03 Reinstatement. The obligations of the Subsid-iary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and ex-penses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                   6.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satis-faction in full of all Guaranteed Obligations and the expira-tion and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guar-anteed Obligations.

                   6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circum-stances provided in said Section 10) for purposes of Section
         6.01 hereof notwithstanding any stay, injunction or other pro-hibition preventing such declaration (or such obligations from becoming



                                 Credit Agreement
         automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

                   6.06 Instrument for the Payment of Money. Each Sub-sidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Adminis-trative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                   6.07  Continuing Guarantee.  The guarantee in this
         Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                   6.08 Rights of Contribution. The Subsidiary Guaran-tors hereby agree, as between themselves, that if any Subsid-iary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as de-fined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                   For purposes of this Section 6.08, (i) "Excess Fund-ing Guarantor" shall mean, in respect of any Guaranteed Obliga-tions, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Ex-cess Payment" shall mean, in respect of any Guaranteed Obliga-tions, the amount paid by an Excess Funding Guarantor in excess of its

                                Credit Agreement

         Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contin-gent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereun-der and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Prop-erties of all of the Company and the Subsidiary Guarantors ex-ceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated li-abilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Docu-ments) of the Company and the Subsidiary Guarantors, determined
         (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor here-under.

                   6.09  General Limitation on Guarantee Obligations.
         In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of
         Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
         Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other credi-tors as determined in such action or proceeding.


                   Section 7.  Conditions Precedent.

                   7.01 Initial Extension of Credit. The obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is


                                 Credit Agreement
         subject to the conditions precedent that (i) such extension of credit shall be made on or before March 29, 1996 and (ii) the Administrative Agent shall have received the following docu-ments (with, in the case of clauses (a), (b), (c), (d) and (e) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

                   (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Ob-ligor and of all corporate authority for each Obligor (in-cluding, without limitation, board of director resolutions and evidence of the incumbency, including specimen signa-tures, of officers) with respect to the execution, deliv-ery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit here-under (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                   (b) Officer's Certificate. A certificate of a se-nior officer of the Company, dated the Closing Date, to the effect set forth in the first sentence of Section 7.02 hereof.

                   (c) Opinions of Counsel to the Obligors. Opinions, dated the Closing Date, of (i) Wachtell, Lipton, Rosen & Katz, special New York counsel to the Obligors, substan-tially in the form of Exhibit E-1 hereto, (ii) David Sti-gler, Esq., General Counsel of the Obligors, substantially in the form of Exhibit E-2 hereof and (iii) Murtha, Cullina, Richter and Pinney, special Connecticut counsel to the Obligors, substantially in the form of Exhibit E-3 hereof, in each case covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                   (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, sub-stantially in



                                   Credit Agreement
              the form of Exhibit F hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                   (e) Notes. The Notes, duly completed and executed for each Lender (except that, in the case of a Registered Holder, Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to Section 2.08(f) hereof).

                   (f) Security Agreement. The Security Agreement, duly executed and delivered by the Company, each of the Subsidiary Guarantors and the Administrative Agent and the certificates identified under the name of each such Obli-gor in Annex 1 thereto, in each case accompanied by un-dated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly ex-ecuted copies of Uniform Commercial Code financing state-ments) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

                   (g) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                        (i) the Mortgages, duly executed and delivered by the Company in recordable form (in such number of copies as the Administrative Agent shall have re-quested), together with, in the case of any Mortgage covering a leasehold interest, a consent of the re-spective landlord thereunder (to the extent required under the respective lease);

                       (ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to each Lender (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgage covering the headquarters facility of the Company in Windsor, Con-necticut for and in amounts satisfactory to the Ad-ministrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing



                                   Credit Agreement
              in the appropriate county land office(s), Uniform
              Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

                   (iii) to the extent available, an as-built survey of recent date for the headquarters facility of the Company in Windsor, Connecticut, which survey shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent, each Lender and the Title Companies; and

                   (iv) certified copies of permanent and unconditional
              certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which such facility is located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of the headquarters facility of the Company in Windsor, Connecticut and of such other permits necessary for the use and operation of such facility issued by the respective governmental authority having jurisdiction over such facility.

              In addition, the Company shall have paid to the Title Com-panies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addi-tion shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connec-tion with recording the Mortgages in the appropriate county land office(s). Notwithstanding the foregoing, in the event the Company shall not have obtained by the Clos-ing Date the necessary consent from the respective land-lord for the execution and delivery by the Company of a Mortgage covering a leasehold interest, the Company shall not be required to execute and deliver a Mortgage covering such leasehold interest on the Closing Date but shall con-tinue to use its best efforts to obtain such consent (in which event, upon obtaining such consent, it shall im-mediately execute and deliver to the Administrative Agent an appropriate Mortgage covering such leasehold interest), provided that, in any event, within 90 days after the Closing Date, the Company shall either (i) obtain all such consents (and execute all such Mortgages) or (ii) furnish to the Administrative Agent a explanation (satisfactory to the Administrative Agent) as to the reasons for its in-ability to obtain such consents.





                                   Credit Agreement

                   (h) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 9.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereun-der to the extent required by said Section 9.04, such cer-tificates to be in such form and contain such information as is specified in said Section 9.04.

                   (i) Solvency Analysis. A certificate of the chief financial officer of the Company to the effect that, as of the Closing Date and after giving effect to the initial extension of credit hereunder and to the other transac-tions contemplated hereby, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business opera-tions as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, suf-ficient cash flow to enable them to pay their debts as they mature. Such certificate shall also state that the financial projections and underlying assumptions upon which such conclusions are based are fair and reasonable and accurately computed.

                   (j) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts pay-able in respect of letters of credit) indicated on Sched-ule I hereto that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all


                                   Credit Agreement

              Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Majority Lenders shall have been made).

                   (k) Certain Financial Matters. A certificate of the chief financial officer of the Company (i) to the effect that EBITDA for the period of four fiscal quarters ended on December 31, 1995 shall be at least equal to $55,000,000 and that the aggregate outstanding principal amount of all Indebtedness (but excluding liabilities in respect of letters of credit backing worker's compensation and the Connecticut Loan) of the Company and its Subsid-iaries (determined on a consolidated basis without dupli-cation in accordance with GAAP) shall not be in excess of $195,000,000 (each of which conclusions shall be supported by such evidence as any Lender shall have requested) and
              (ii) setting forth the Total Debt Ratio as at the Closing Date (determined so as to give effect to the aggregate amount of Loans to be made on the Closing Date).

                   (l) Environmental Survey and Questionnaire. An en-vironmental survey and assessment prepared by a firm of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance sat-isfactory to each Lender, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated or leased by the Company and its Subsid-iaries, as well as an historical review of the uses of such sites and facilities and of the business and opera-tions of the Company and its Subsidiaries (including any former Subsidiaries or divisions of the Company or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which the Company or any of its Subsidiaries may have re-tained liability for claims in respect of environmental matters). In addition, if requested by the Majority Lend-ers (through the Administrative Agent), the Company shall have completed (and delivered to each Lender) an environ-mental risk questionnaire in a form provided to the Com-pany by the Administrative Agent (and containing such in-quiries with respect to environmental matters as shall have been requested by any Lender, through the Administra-tive Agent, to be included in such questionnaire), and the responses to such questionnaire (and the underlying facts and

                                 Credit Agreement
              circumstances shown thereby shall be in form and substance satisfactory to each Lender.

                   (m) Financial Statements. To the extent not previ-ously delivered, the financial statements as at September 30, 1995 and December 30, 1995 referred to in Section 8.02 hereof.

                   (n) Intercompany Subordination Agreements. Each of ADVO Investment Company, Inc and MBV, Inc shall have ex-ecuted and delivered a Subordination Agreement in substan-tially the form of Exhibit I hereto.

                   (o) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

         The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, in-cluding, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execu-tion and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                   7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend credit to the Company upon the occasion of each borrow-ing or other extension of credit hereunder (including the ini-tial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

                   (a) no Default shall have occurred and be continu-ing; and

                   (b) the representations and warranties made by the Company in Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force


                                 Credit Agreement
              and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

         Each notice of borrowing or request for the issuance of a Let-ter of Credit by the Company hereunder shall constitute a cer-tification by the Company to the effect set forth in the pre-ceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


                   Section 8. Representations and Warranties. The Com-pany represents and warrants to the Administrative Agent and the Lenders that:

                   8.01 Corporate Existence. Each of the Company and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Ad-verse Effect.

                   8.02 Financial Condition. The Company has hereto-fore furnished to each of the Lenders the following financial statements:

                   (i) consolidated balance sheets of the Company and its Subsidiaries as at September 30, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP, and

                   (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at December 30 and the related consolidated statements of income, retained earn-ings



                                Credit Agreement
              and cash flows of the Company and its Subsidiaries for the three-month period ended on such date.

         All such financial statements are complete and correct and fairly present the consolidated financial condition of the Com-pany and its Subsidiaries and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at December 30, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company and its Subsidiaries has on the date hereof any material con-tingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 30, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

                   8.03 Litigation. Except as set forth in Schedule V hereto, there are no legal or arbitral proceedings, or any pro-ceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect, or that seek to enjoin or otherwise challenge any of the transactions (includ-ing the Special Distribution) contemplated by this Agreement.

                   8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contem-plated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunc-tion or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is sub-ject, or constitute a default under any such agreement or in-strument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any


                                 Credit Agreement

         Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                   8.05 Action. Each Obligor has all necessary corpo-rate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate ac-tion on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, morato-rium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such en-forceability is considered in a proceeding in equity or at law).

                   8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any govern-mental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or perfor-mance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Se-curity Documents.

                   8.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its im-portant activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

                   8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all mate-rial respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company


                                Credit Agreement
         would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

                   8.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consoli-dated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except as set forth in Sched-ule VI hereto, the Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment re-ceived by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Sub-sidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, lo-cal and foreign taxes or other impositions.

                   8.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                   8.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary com-pany" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                   8.12  Material Agreements and Liens.

                   (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, inden-ture, agreement for purchase of Property or services, guaran-tee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guar-antee by, the Company or any of its Subsidiaries outstanding on the date hereof as to which (in the case of any such arrange-ment) the aggregate principal or face amount equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said
         Schedule I.



                                Credit Agreement

                   (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Sched-ule I.

                   8.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required un-der all Environmental Laws to carry on its business as now be-ing or as proposed to be conducted, except to the extent fail-ure to have any such permit, license or authorization could not reasonably be expected (either individually or in the aggre-gate) to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunc-tion, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. Except as set forth on Sched-ule VI hereto, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or (to the knowledge of the Company) threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety per-mit, license or other authorization required under any Environ-mental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, dis-charge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries. All envi-ronmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facil-ity now or previously owned, operated or leased by the

                                 Credit Agreement

         Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

                   8.14 Capitalization. The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 45,000,000 shares consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (of which on February 16, 1996, 24,003,064 shares were duly and validly issued and outstanding, excluding 3,788,388 shares which were held in treasury), each of which shares is fully paid and nonassessable and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which shares are outstanding (or held in treasury).
         The Company has no shares reserved for issuance except that, as of February 16, 1996, there were 2,160,944 shares of common stock reserved for issuance pursuant to the Existing Warrants and 500,000 shares of Series B Participating Preferred Stock, par value $.01 per share ("Series B Preferred Shares") reserved for issuance upon exercise of the Rights (the "Rights") to pur-chase Series B Preferred Shares, issued pursuant to the Stock-holder Protection Rights Agreement dated as of February 5, 1993 by and between the Company and Mellon Securities Trust Company, as Rights Agent (the "Rights Agreement"). As of the date hereof 23.3% of such issued and outstanding shares of common stock are owned beneficially and of record by Warburg Pincus and Warburg Affiliates. Set forth in Schedule IV hereto is a complete and correct description of all warrants or other op-tions heretofore issued by the Company with respect to shares of its capital stock outstanding on February 16, 1996.

                   As of the date hereof, except for the Rights and the Existing Warrants, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repur-chase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Per-son, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                   8.15  Subsidiaries, Etc.

                   (a) Set forth in Part A of Schedule II hereto is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such


                                Credit Agreement

         Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.
         Except as disclosed in Part A of Schedule II hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                   (b) Set forth in Part B of Schedule II hereto is a complete and correct list of all Investments (other than In-vestments disclosed in Part A of said Schedule II hereto and other than Investments of the type referred to in clauses (b),
         (c), (d) or (e) of Section 9.08 hereof) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such In-vestment. Except as disclosed in Part B of Schedule II hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments. The Company is not a party to any Interest Rate Protection Agreement on the date hereof.

                   (c) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instru-ment or other arrangement of the type described in Section 9.16(c) hereof.

                   8.16 Title to Assets. The Company owns and has on the date hereof good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the material Proper-ties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties dis-posed of in the ordinary course of business or otherwise per-mitted to be disposed of pursuant to Section 9.05 hereof). The Company owns and has on the date hereof good and marketable title to, and enjoys on the date hereof peaceful and undis-turbed possession of, all material Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.



                                Credit Agreement

                   8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administra-tive Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circum-stances under which they were made, not misleading. All writ-ten information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lend-ers in connection with this Agreement and the other Loan Docu-ments and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Mate-rial Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, ex-hibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions con-templated hereby or thereby.

                   8.18 Real Property. Set forth on Schedule III at-tached hereto is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiar-ies, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

                   Section 9. Covenants of the Company. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

                   9.01 Financial Statements Etc. The Company shall deliver to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders):

                   (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly



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                                      - 82 -


         fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

              (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally ac-cepted accounting principles, and a statement of such ac-countants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Section 9.10 hereof, insofar as such Section relates to accounting matters;

              (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities


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                                      - 83 -


         and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

              (d) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed, and promptly following the receipt thereof by the Company, copies of any notices or demands made by any holder (or a trustee for any holder) of any Subordinated Indebtedness to or upon the Company;

              (e) as soon as possible, and in any event within twenty Business Days after the Company knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                        (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereun-der, with respect to a Plan, as to which the PBGC has not by regulation waived the notice requirement of
                   Section 4043(a) of ERISA (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a re-portable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
                   Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                       (ii)  the distribution under Section 4041 of
                   ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                      (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or




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                                      - 84 -




                   the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                       (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Af-filiate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser de-fault) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Sec-tion 4241 or 4245 of ERISA or that it intends to ter-minate or has terminated under Section 4041A of ERISA;

                        (v) the institution of a proceeding by a fidu-ciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                       (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
                   Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                   (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, to-gether with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

                   (g) from time to time such other information regard-ing the financial condition, operations, business or pros-pects of the Company or any of its Subsidiaries (includ-ing, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.


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                                      - 85 -



         The Company will furnish to the Administrative Agent, together with copies for each of the Lenders (which copies the Adminis-trative Agent shall promptly forward to the Lenders), at the time it furnishes each set of financial statements pursuant to
         Section 9.01(a) or 9.01(b) hereof, a certificate of a senior financial officer of the Company (i) to the effect that no De-fault has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(f), 9.08(g), 9.09(c), 9.09(d) and 9.10 hereof as of the end of the respective monthly accounting period, quarterly fiscal period or fiscal year.

                   9.02 Litigation. The Company will promptly give to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders), notice of all legal or arbitral pro-ceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent, together with copies for each Lender (which copies the Administrative Agent shall promptly forward to the Lenders), notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

                   9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

                   (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and fran-chises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section
              9.05 hereof);


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                                      - 86 -



                   (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such re-quirements could (either individually or in the aggregate) have a Material Adverse Effect;

                   (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                   (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                   (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently ap-plied; and

                   (f) permit representatives of any Lender or the Ad-ministrative Agent, during normal business hours and upon reasonable notice to the Company, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                   9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with finan-cially sound and reputable insurance companies, and with re-spect to Property and risks of a character usually maintained by corporations engaged in the same or similar business simi-larly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that in any event the Company will maintain property damage insurance with respect to the tangible personal and real property subject to the Liens of the Security Documents in such amounts, and subject to such deductibles, as shall be satisfac-tory to the Administrative Agent, and shall name the Adminis-trative Agent as loss payee under each policy of such insur-ance.


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                                      - 87 -



                   9.05  Prohibition of Fundamental Changes.

                   (a) Mergers and Consolidations. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquida-tion or dissolution).

                   (b) Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acqui-sition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08(g) hereof, and Capital Expenditures.

                   (c) Dispositions. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, trans-fer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding the sale of
         (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms), (iii) the assets of Marketing Force, Inc., (iv) the current computer system and equipment of the Company following the acquisition by the Company of a re-placement system) and (v) the sale (and simultaneous leaseback) by the Company of its headquarters facility in Windsor, Con-necticut in connection with the incurrence of Indebtedness per-mitted under Section 9.07(e) hereof).

                   (d) Certain Exclusions. Notwithstanding the forego-ing provisions of this Section 9.05:

                   (i) any Wholly Owned Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corpo-ration or (y) any other Wholly Owned Subsidiary of the Company; and

                  (ii) any Wholly Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or another Wholly Owned Subsidiary of the Company.


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                                      - 88 -



                   9.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, as-sume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                   (a) Liens created pursuant to the Security Docu-ments;

                   (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto (excluding, however, fol-lowing the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

                   (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are be-ing contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                   (d)  carriers', warehousemen's, mechanics',
              materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens secur-ing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Sec-tion 10(h) hereof;

                   (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legisla-tion;

                   (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, perfor-mance bonds and other obligations of a like nature in-curred in the ordinary course of business;

                   (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restric-tions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Prop-erty subject




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                                      - 89 -



              thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                   (h) Liens covering the headquarters facility of the Company in Windsor, Connecticut arising as a result of the sale and leaseback of such facility as permitted under
              Section 9.07(e) hereof; and

                   (i) Liens upon real and/or tangible personal Prop-erty acquired after the date hereof (by purchase, con-struction or otherwise) by the Company or any of its Sub-sidiaries, each of which Liens secures Indebtedness under
              Section 9.07(f) hereof and which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness represent-ing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise).

                   9.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                   (a)  Indebtedness to the Lenders hereunder;

                   (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

                   (c) Subordinated Indebtedness incurred after the Closing Date in accordance with Section 9.12(a) hereof in an aggregate principal amount up to but not exceeding $150,000,000;

                   (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

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                                      - 90 -



                   (e) Indebtedness of the Company arising in connec-tion with a sale and leaseback of the Company's headquar-ters facility in Windsor, Connecticut, so long as the ag-gregate amount thereof shall not exceed $15,000,000; and

                   (f) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens per-mitted under Sections 9.06(i) hereof) up to but not ex-ceeding $3,500,000 at any one time outstanding.

                   9.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                   (a) Investments outstanding on the date hereof and identified in Part B of Schedule II hereto;

                   (b)  operating deposit accounts with banks;

                   (c)  Permitted Investments;

                   (d) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries;

                   (e) Interest Rate Protection Agreement not entered into for speculative purposes;

                   (f) any promissory note or notes issued to the Com-pany or Marketing Force, Inc. in connection with the sale by Marketing Force, Inc. of substantially all of its as-sets as contemplated by Section 9.05(c)(iii) hereof, so long as the same are delivered to the Administrative Agent in pledge pursuant to the Security Agreement upon receipt thereof by the Company or Marketing Force, Inc.; and

                   (g) additional Investments of up to but not exceed-ing $3,000,000 in the aggregate during any fiscal year, provided that in no event shall the aggregate amount of all such investments exceed $10,000,000.

                   9.09 Dividend Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided that, so long as at the




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                                      - 91 -



         time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Company may:

                   (a)  make the Special Distribution on the Closing
              Date;

                   (b) at any time after the Closing Date, declare and make Dividend Payments in cash in an amount equal to 2.5 cents per share for each fiscal quarter (appropriately adjusted to give effect to any stock splits, stock divi-dends or other dilutive events, excluding, however, the exercise of any of the Existing Warrants);

                   (c) at any time after March 29, 1997, declare ad-ditional Dividend Payments payable in cash within 60 days after the date of declaration thereof, so long as, on the date of declaration of such Dividend Payment (the "Current Dividend Payment") and after giving effect thereto:

                        (i) the aggregate amount of the Current Divi-dend Payment, and of all prior Dividend Payments de-clared under this clause (c) during the period com-mencing on March 30, 1997 through and including the date of the Current Dividend Payment shall not exceed 40% of Excess Cash Flow for the period (treated for these purposes as a single accounting period) com-mencing on March 30, 1997 through and including the last day of the quarterly fiscal period of the Com-pany most recently ended prior to the date of decla-ration of the Current Dividend Payment;

                       (ii) the Total Debt Ratio as at the date of dec-laration of the Current Dividend Payment (and after giving effect thereto) shall be less than 3.75 to 1 and the Company would have been in compliance with
                   Section 9.10(d) hereof as at the last day of the most recently ended fiscal quarter under the assumption that Fixed Charges for the period of four consecutive fiscal quarters ended on such last day had been de-termined on a pro forma basis to include such Divi-dend Payment and all other Dividend Payments made under this clause (c) subsequent to such last day; and

                      (iii) the Company shall have delivered to the Administrative Agent, at least ten Business Days (but not more than twenty Business Days) prior to the date of declaration of the Current Dividend Payment, a


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                                      - 92 -



                   certificate of a senior financial officer of the Com-pany setting forth computations in reasonable detail demonstrating satisfaction of the foregoing condi-tions as at the date of such certificate, it being understood that Dividend Payments under the fore-going clause (b) are neither subject to this clause (c) nor included in determining the amount of Dividend Pay-ments permitted to be made under this clause (c) and that any Dividend Payment declared in accordance with the fore-going provisions of this clause (c) shall not be subject to additional conditions under this Agreement so long as the same is paid in cash within sixty days of the date of such declaration;

                   (d) the Company may repurchase shares of its capital stock from the holders thereof at any time after September 27, 1996 from the proceeds of Subordinated Indebtedness, so long as the aggregate amount of such repurchases on or before September 27, 1997 shall not exceed $75,000,000; and

                   (e) the Company may repurchase shares of its capital stock from the holders thereof from the proceeds of Loans hereunder so long as the aggregate amount of such repur-chases shall not exceed $40,000,000.

                   Nothing herein shall be deemed to prohibit the pay-ment of dividends by any Subsidiary of the Company to the Com-pany or to any other Subsidiary of the Company.

                   9.10  Certain Financial Covenants.

                   (a) Senior Debt Ratio. The Company will not permit the Senior Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                   Period                          Ratio

              From the Closing Date
               through September 26, 1997         4.25 to 1

              From September 27, 1997
               through September 25, 1998         4.00 to 1

              From September 26, 1998
               and at all times thereafter        3.50 to 1




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                                      - 93 -



                   (b) Total Debt Ratio. The Company will not permit the Total Debt Ratio to exceed 5.00 to 1 at any time on or be-fore September 25, 1999 or 4.50 to 1 at any time thereafter.

                   (c) Interest Coverage Ratio. The Company will cause the Interest Coverage Ratio to exceed the following respective ratios at all times during the following respective periods:

                   Period                           Ratio

              From the Closing Date
               through September 26, 1997         1.85 to 1

              From September 27, 1997
               through September 25, 1998         2.00 to 1

              From September 26, 1998
               through September 24, 1999         2.25 to 1

              From September 25, 1999
               and at all times thereafter        2.50 to 1

                   (d) Fixed Charges Ratio. The Company will not per-mit the Fixed Charges Ratio to be less than (i) 1.00 to 1 at any time on or after March 31, 1997 and on or before September 27, 1997 or (ii) 1.05 to 1 at any time thereafter.

                   9.11 Interest Rate Protection Agreements. The Com-pany will within 120 days of the Closing Date enter into, and thereafter maintain in full force and effect, one or more In-terest Rate Protection Agreements with one or more of the Lend-ers (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Company (in a man-ner satisfactory to the Majority Lenders) to protect itself against three-month London interbank offered rates exceeding 9% per annum as to a notional principal amount at least equal to the lesser of $100,000,000 or 50% of the aggregate principal amount of the Loans made on the Closing Date, for a period of at least two years measured from the Closing Date.

                   9.12  Subordinated Indebtedness.

                   (a) Incurrence. The Company may, after March 30, 1996, incur additional Indebtedness so long as each of the fol-lowing conditions shall be satisfied:



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                                      - 94 -



                   (i) such additional Indebtedness is subordinated to the obligations of the Company to pay principal of and interest on the Loans, the Notes and the other obligations hereunder and under the Loan Documents on terms of subor-dination, and pursuant to documentation containing other terms (including, without limitation, interest, amortiza-tion, covenants and events of default), in each case in form and substance reasonably satisfactory to the Majority Lenders,

                  (ii) to the extent such Indebtedness shall be issued during the period commencing on March 31, 1996 through and including June 29, 1996, EBITDA for the quarterly fiscal period ending March 30, 1996 shall have been at least equal to $8,645,000 (and the Company shall have delivered evidence thereof satisfactory to the Majority Lenders),

                 (iii) to the extent such Indebtedness shall be issued during the period commencing on June 30, 1996 through and including September 28, 1996, EBITDA for the quarterly fiscal period ending June 29, 1996 shall have been at least equal to $25,945,000 (and the Company shall have delivered evidence thereof satisfactory to the Majority Lenders), and

                  (iv) after giving effect to the incurrence thereof no Default shall have occurred and be continuing and the Total Debt Ratio shall not be greater than 4.75 to 1.

         Any Subsidiary Guarantor may Guarantee such Indebtedness so long as such Guarantee is similarly subordinated to the Guaran-tee of such Subsidiary Guarantor hereunder upon terms (includ-ing, without limitation, terms of subordination) in form and substance reasonably satisfactory to the Majority Lenders.

                   (b) Payments and Prepayments. The Company will not, nor will it permit any of its Subsidiaries to, purchase, re-deem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Sub-ordinated Indebtedness, except for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordi-nated Indebtedness.



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                                      - 95 -



                   9.13 Lines of Business. The Company will not, nor will it permit any of its Subsidiaries to, engage to any sub-stantial extent in any line or lines of business activity other than lines of business substantially similar to that conducted by the Company and its Subsidiaries on the date hereof.

                   9.14 Transactions with Affiliates. Except as ex-pressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indi-rectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that, notwithstanding the foregoing:

                   (w) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

                   (x) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Com-pany or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the mon-etary or business consideration arising therefrom would be substantially as advantageous to the Company and its Sub-sidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate,

                   (y) the Company and its Subsidiaries may make Per-mitted Investments in the Warburg Pincus Cash Reserve Fund meeting the requirements of the definition of "Permitted Investments" in Section 1.01 hereof and

                   (z) the Company may repurchase shares of its capital stock from Warburg Pincus and the Warburg Affiliates to the extent permitted under Section 9.09(d) hereof.

                   9.15 Use of Proceeds. The Company will use the pro-ceeds of the Term Loans hereunder to finance the payment of


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                                      - 96 -



         the Special Distribution and to finance fees and expenses incurred in connection with the Special Distribution, and will use the proceeds of the Revolving Credit Loans hereunder to finance the payment of the Special Distribution, to finance the repurchase of shares of its stock as contemplated by Section 9.09(e) hereof, to finance fees and expenses incurred in connection with the Special Distribution, to finance the ongoing working capital and capital expenditure requirements of the Company and its Subsidiaries, and to provide funds for the general corporate purposes of the Company and its Subsidiaries, in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                   9.16  Certain Obligations Respecting Subsidiaries.

                   (a) Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are "Subsidiary Guaran-tors" hereunder. Without limiting the generality of the fore-going, in the event that the Company or any of its Subsidiaries shall form or acquire any new entity that shall constitute a Subsidiary hereunder, the Company and its Subsidiaries will cause such new Subsidiary to

                   (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Security Agreement, pursuant to a Guarantee Assumption Agreement,

                  (ii) cause such Subsidiary to take such action (in-cluding, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real Property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Subsidiary as collateral security for the ob-ligations of such new Subsidiary hereunder and


                                 Credit Agreement

                 (iii) deliver such proof of corporate action, incum-bency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pur-suant to Section 7.01 hereof on the Closing Date or as the Administrative Agent shall have requested.

                   (b) Ownership of Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Sub-sidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

                   (c) Certain Restrictions. The Company will not per-mit any of its Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrange-ment that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes mate-rially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Prop-erty.

                   9.17 Modifications of Certain Documents. The Com-pany will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

                   9.18 Obligations relating to Collateral Security. The Company agrees that in the event it shall, after the date hereof, enter into new lease with respect to a mail processing facility (whether a new or an existing facility), it will use its best efforts to obtain from the respective landlord a con-sent for the execution and delivery by the Company of a Mort-gage covering such leasehold interest (in which event, upon obtaining such consent, it shall immediately execute and de-liver to the Administrative Agent an appropriate Mortgage cov-ering such leasehold interest).

                                 Credit Agreement

                   Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                   (a) The Company shall default in the payment when due (whether at stated maturity or at mandatory or op-tional prepayment) of (i) any principal of any Loan or Reimbursement Obligation, (ii) any interest on any Loan or Reimbursement Obligation or (iii) any fee or any other amount payable by it hereunder or under any other Loan Document and, in the case of any such default in the pay-ment of any fee or other amount, such default shall con-tinue for two or more Business Days; or

                   (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more (excluding any Indebtedness constitut-ing "Subordinated Debt" under and as defined in the Inter-company Subordination Agreements); or any event specified in any note, agreement, indenture or other document evi-dencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giv-ing of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any event specified in any Interest Rate Protection Agreement to which any Obligor is a party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,000,000 or more to become due; or

                   (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or mis-leading as of the time made or furnished in any material respect; or

                   (d) Any of the following shall occur and be continu-ing: (i) the Company shall default in the


                                Credit Agreement
         performance of any of its obligations under any of Sections 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.12, 9.16 or 9.17 hereof;
         (ii) any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or
         (iii) any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

              (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking
         (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
         (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in





                                 Credit Agreement
         effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

              (h) A final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $10,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not he discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

              (j) There shall have been asserted against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries, Affiliates or predecessors that, in the reasonable judgment of the Majority Lenders, are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either




                                 Credit Agreement
         individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

              (k) Any of the following events shall occur and be continuing:

                        (i) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act (other than Warburg Pincus and the Warburg Affiliates) becomes, directly or in-directly, in a single transaction or in a related series of transactions by way of merger, consolida-tion or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the capital stock of the Company on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights);

                       (ii) a majority of the Board of Directors of the Company shall no longer be composed of individuals
                   (x) who are members of said Board on the date hereof,
                   (y) whose election or nomination to said Board has been approved by individuals referred to in the fore-going clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in the foregoing clauses (x) and (y) constituting at the time of such election or nomination at least a major-ity of said Board; or

                      (iii) any "change of control" or similar event shall occur and be continuing under any instrument or agreement governing Subordinated Indebtedness if the effect thereof is to require any of such Indebtedness to be prepaid, redeemed or repurchased (or to require the Company to offer to prepay, redeem or repurchase any of such Indebtedness); or

                   (l) The Liens created by the Security Documents shall at any time not (other than by reason of the action of the


                                 Credit Agreement

         Administrative Agent or any of the Lenders) constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

              (m) The holder of any Indebtedness constituting "Subordinated Debt" under and as defined in the Intercompany Subordination Agreements shall declare any such Indebtedness to be due and payable prior to the stated maturity thereof or commence enforcement of any rights or remedies in respect of such Indebtedness;

         THEREUPON:

                   (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obliga-tions and all other amounts payable by the Obligors here-under and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, provided that

                        (x) if so requested by the Majority Revolving Credit Lenders, the Administrative Agent shall take such action with respect to the Revolving Credit Com-mitments and/or the Revolving Credit Loans, Reim-bursement Obligations and such interest and other amounts to the extent owed to the Revolving Credit Lenders,

                        (y) if so requested by the Majority Facility A Term Loan Lenders, the Administrative Agent shall take such action with respect to the Facility A Term Loan Commitments and the Facility A Term Loans and such


                                Credit Agreement
                   interest and other amounts to the extent owed to the Facility A Lenders) and

                        (z) if so requested by the Majority Facility B Term Loan Lenders, the Administrative Agent shall take such action with respect to the Facility B Term Loan Commitments and the Facility B Term Loans and such interest and other amounts to the extent owed to the Facility B Lenders, whereupon such amounts shall be immediately due and pay-able without presentment, demand, protest or other for-malities of any kind, all of which are hereby expressly waived by each Obligor; and

                   (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall au-tomatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts pay-able by the Obligors hereunder and under the Notes (in-cluding, without limitation, any amounts payable under
              Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

                   In addition, upon the occurrence and during the con-tinuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and ac-crued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if re-quested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of



                                 Credit Agreement

         Credit Liabilities and be subject to withdrawal only as therein provided.

                   Section 11.  The Administrative Agent.

                   11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Docu-ments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 hereof and the first sentence of Section 11.06 hereof shall include refer-ence to its affiliates and its own and its affiliates' offic-ers, directors, employees and agents):

                   (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                   (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties con-tained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or pro-vided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                   (c) shall not, except to the extent expressly in-structed by the Majority Lenders with respect to col-lateral security under the Security Documents, be required to initiate or conduct any litigation or collection pro-ceedings hereunder or under any other Loan Document; and

                   (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in con-nection


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                                     - 105 -



              herewith or therewith, except for its own gross negligence or willful misconduct.

         The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or miscon-duct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

                   11.02 Reliance by Administrative Agent. The Admin-istrative Agent shall be entitled to rely upon any certifica-tion, notice or other communication (including, without limita-tion, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, inde-pendent accountants and other experts selected by the Adminis-trative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Major-ity Revolving Credit Lenders, the Majority Facility A Lenders, Majority Facility B Lenders or all of the Lenders as is re-quired in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                   11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stat-ing that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, the Majority Facility A Term Loan Lenders or Majority Facility B Term

                                 Credit Agreement




                                     - 106 -



         Loan Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Facility A Lenders, Majority Facility B Lenders or all of the Lenders.

                   11.04 Rights as a Lender. With respect to its Com-mitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lend-ers.

                   11.05 Indemnification. The Lenders agree to indem-nify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obliga-tions of the Company under said Section 12.03) ratably in ac-cordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, rat-ably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contem-plated hereby or





                                 Credit Agreement





                                     - 107 -



         thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                   11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Docu-ments or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be fur-nished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, finan-cial condition or business of the Company or any of its Subsid-iaries (or any of their affiliates) that may come into the pos-session of the Administrative Agent or any of its affiliates.

                   11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereun-der and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all li-ability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                   11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a succes-sor Administrative Agent as provided below, the Administrative Agent



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                                     - 108 -



         may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (following consultation with the Company) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Adminis-trative Agent may, on behalf of the Lenders, appoint a succes-sor Administrative Agent, that shall be a bank that has an of-fice in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appoint-ment as Administrative Agent hereunder by a successor Adminis-trative Agent, such successor Administrative Agent shall there-upon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Adminis-trative Agent's resignation or removal hereunder as Administra-tive Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omit-ted to be taken by it while it was acting as the Administrative Agent.

                   11.09 Consents under Other Loan Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document pro-viding for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in fa-vor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Major-ity Lenders thereto), alter the relative priorities of the ob-ligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of either

                                 Credit Agreement
         a disposition of Property permitted hereunder (including, without limitation, the assets of Marketing Force, Inc.) or a disposition to which the Majority Lenders have consented.

                   11.10 Documentation Agent. The Documentation Agent shall not have any rights or obligations under this Agreement except in its capacity as a "Lender" hereunder.


                   Section 12.  Miscellaneous.

                   12.01 Waiver. No failure on the part of the Admin-istrative Agent or any Lender to exercise and no delay in exer-cising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall oper-ate as a waiver thereof, nor shall any single or partial exer-cise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any rem-edies provided by law.

                   12.02 Notices. All notices, requests and other com-munications provided for herein and in the Security Documents (including, without limitation, any modifications of, or waiv-ers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), deliv-ered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guaran-
         tor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Ex-cept as otherwise provided in this Agreement, all such com-munications shall be deemed to have been duly given when trans-mitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                   12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for:
         (a) all reasonable out-of-pocket costs and expenses of the Ad-ministrative Agent (including, without limitation, the reason-able fees and expenses of Milbank, Tweed, Hadley & McCloy, spe-cial New York counsel to Chase) in connection with (i) the ne-gotiation, preparation, execution and delivery of this Agree-ment and the other Loan Documents and the making of the exten-sions of credit hereunder and (ii) the negotiation or

                                 Credit Agreement
         preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and ex-penses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receiver-ship, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructur-ing or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03;
         (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Se-curity Document or any other document referred to therein; and
         (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

                   The Company hereby agrees to indemnify the Adminis-trative Agent and each Lender and their respective directors, officers, trustees, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, li-abilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, li-abilities, claims, damages or expenses incurred by the Adminis-trative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsid-iaries of the proceeds of any of the extensions of credit here-under, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses in-curred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the gener-ality of the foregoing, the Company will indemnify the Adminis-trative Agent and each

                                 Credit Agreement

         Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the collateral thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

                   12.04 Amendments, Etc. Except as otherwise ex-pressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Ad-ministrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments,
         (ii) extend the date fixed for any payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of prin-cipal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the manner in which payments or

                                   Credit Agreement
         prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vii) alter the terms of this Section 12.04, (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Facility A Lenders" or "Majority Facility B Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) release any Subsidiary Guarantor from any of its guarantee obligations under Section 6 hereof (except in connection with the disposition of such Subsidiary in a transaction permitted hereunder or to which the Majority Lenders shall have consented), or (x) waive any of the conditions precedent set forth in Section 7.01 hereof; (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor.

                   12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   12.06  Assignments and Participations.

                   (a) No Obligor may assign any of its rights or obli-gations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

                   (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, (x) in the case of its outstanding Commitments, the Company and the Administrative Agent, which consent in either case shall not be unreasonably withheld and, (y) in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Lender), provided that

                   (i) no such consent by the Company or the Adminis-trative Agent or the Issuing Lender shall be required in the case of any assignment to another Lender;

                  (ii) except to the extent the Company and the Admin-istrative Agent shall otherwise consent, any such

                                 Credit Agreement
               partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

                 (iii) each such assignment by a Lender of its Revolv-ing Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Com-mitment and Letter of Credit Interest is assigned to the respective assignee;

                  (iv) each such assignment by a Lender of its Facility A Term Loans or Facility A Term Loan Commitment shall be made in such manner so that the same portion of its Facil-ity A Term Loans and Facility A Term Loan Commitment is assigned to the respective assignee;

                   (v) each such assignment by a Lender of its Facility B Term Loans or Facility B Term Loan Commitment shall be made in such manner so that the same portion of its Facil-ity B Term Loans and Facility B Term Loan Commitment is assigned to the respective assignee; and

                  (vi) upon each such assignment, the assignor and as-signee shall deliver to the Company, the Administrative Agent and the Issuing Lender a Notice of Assignment in the form of Exhibit H hereto.

         Upon execution and delivery by the assignor and the assignee to the Company, the Administrative Agent and the Issuing Lender of such Notice of Assignment, and upon consent thereto by the Com-pany, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Com-pany, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assign-ment fee of $3,000.


                                 Credit Agreement

                   (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of credit Interest held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.04 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section
         11.09 or 12.04 hereof, requires the consent of each Lender.

                   (d) In addition to the assignments and participa-tions permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Ad-ministrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral secu-rity pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assign-ing Lender from its obligations hereunder (except that such assignment shall release



                                 Credit Agreement
         the assigning Lender to the extent the same is effected in accordance with the provisions of paragraph (b) above).

                   (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

                   (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any inter-est in any Loan or Reimbursement Obligation held by it hereun-der to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender, except that this paragraph (f) shall not prohibit any such assignment or par-ticipation to any Affiliate of the Company that is a bank or trust company organized under the laws of the United States of America or a State thereof and that is supervised by the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve.

                   (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Company shall maintain, or cause to be maintained, a register (the "Register") that, at the re-quest of the Company, shall be kept by the Administrative Agent on behalf of the Company at no charge to the Company at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall ex-pressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or trans-fer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same ag-gregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of as-signment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the



                                 Credit Agreement

         Company shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                   (h) The Register shall be available for inspection by the Company and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

                   12.07 Survival. The obligations of the Company un-der Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obli-gations of each Subsidiary Guarantor under Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Ob-ligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commit-ments, Loans or Letter of Credit Interest hereunder, shall sur-vive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In ad-dition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of mak-ing any extension of credit hereunder (whether by means of a Loan or Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Adminis-trative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or mis-leading at the time such extension of credit was made.

                   12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                   12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                   12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and con-strued in

                                 Credit Agreement
         accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including, without limitation, its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transac-tions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                   12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSAC-TIONS CONTEMPLATED HEREBY.

                   12.12 Treatment of Certain Information; Confidenti-ality.

                   (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connec-tion with the decision of such Lender to enter into this Agree-ment, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such informa-tion shall be bound by the provisions of Section 12.12(b) hereof as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Ob-ligations and the termination of the Commitments.

                   (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling con-fidential information of the same nature, any non-public



                                 Credit Agreement
         information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent,
         (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,
         (vii) to a subsidiary or affiliate of such Lender as provided in Section 12.12(a) hereof or (viii) to any assignee or par-ticipant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or par-ticipant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Ex-hibit G hereto (or executes and delivers to such Lender an ac-knowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an in-terest in the Loans or Letter of Credit Interest hereunder); provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit G hereto shall be superseded by this Section
         12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.











                                  Credit Agreement

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       ADVO, INC.


                                       By  /s/ Lowell W. Robinson
                                       Title: Executive Vice President
                                              and Chief Financial Officer

                                       Address for Notices:

                                         ADVO, Inc.
                                         One Univac Lane
                                         P.O. Box 755
                                         Windsor, CT   06095-0755

                                       Attention:  David M. Stigler

                                       Telecopier No.:  860-285-6230

                                       Telephone No.:  860-285-6120

























                                  Credit Agreement

                                SUBSIDIARY GUARANTORS


         ADVO INVESTMENT COMPANY, INC.      MBV, INC.


         By  /s/Joseph A. Fillip, Jr.       By  /s/Joseph A. Fillip, Jr.
         Title: Secretary                   Title: Secretary


         TRANS-ADVO, INC.                   MARKETING FORCE, INC.


         By  /s/Fred Lederman               By  /s/Lowell W. Robinson
         Title: President                   Title: Executive Vice President


         ADVO CREATIVE SERVICES, INC.       VALUE FAIR, INC.


         By  /s/Julie Abraham               By  /s/Julie Abraham
         Title: Vice President and          Title: Vice President
                Secretary

























                                  Credit Agreement

                                       Lenders



         Revolving Credit Commitment        THE CHASE MANHATTAN BANK
           $14,843,750                        (NATIONAL ASSOCIATION)


         Facility A Term Loan Commitment    By  /s/Stephen J. Vaccaro
           $10,156,250                      Name:  Stephen J. Vaccaro
                                            Title: Managing Director

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $24,000,000                        The Chase Manhattan Bank
                                              (National Association)
                                              1 Chase Manhattan Plaza
                                              New York, New York 10081

                                            Address for Notices:
                                              The Chase Manhattan Bank
                                                (National Association)
                                              1 Chase Manhattan Plaza
                                              New York, New York 10081

                                            Attention:  New York Agency

                                            Telecopier No.:  718-242-6910

                                            Telephone No.:  718-242-7979


















                                  Credit Agreement

         Revolving Credit Commitment        BANKERS TRUST COMPANY
           $9,500,000


         Facility A Term Loan Commitment    By  /s/Dana Klein
           $6,500,000                       Name:  Dana Klein
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $9,000,000
                                              Bankers Trust Company
                                              130 Liberty Street
                                              14th Floor
                                              New York, NY   16006

                                            Address for Notices:

                                              Bankers Trust Company
                                              130 Liberty Street
                                              14th Floor
                                              New York, NY   16006

                                            Attention:  Stephen Srizek

                                            Telecopier No.:  212-250-6029

                                            Telephone No.:  212-258-1561





















                                  Credit Agreement

         Revolving Credit Commitment        THE BANK OF NOVA SCOTIA
           $11,875,000


         Facility A Term Loan Commitment    By  /s/T.M. Pitcher
           $8,125,000                       Name:  T.M. Pitcher
                                            Title:

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                              The Bank of Nova Scotia
                                              101 Federal Street
                                              P.O. Box 2799
                                              Boston, MA   02110

                                            Address for Notices:

                                              The Bank of Nova Scotia
                                              101 Federal Street
                                              P.O. Box 2799
                                              Boston, MA   02110

                                            Attention:  Stephen M. Johnson

                                            Telecopier No.:  617-951-2177

                                            Telephone No.:  617-737-6319





















                                  Credit Agreement

         Revolving Credit Commitment        CORESTATES BANK, N.A.
           $11,875,000


         Facility A Term Loan Commitment    By  /s/Edward Kittrell
           $8,125,000                       Name:  Edward Kittrell
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                              Corestates Bank, N.A.
                                              1339 Chestnut Street
                                              FC 1-8-10-73
                                              Philadelphia, PA   19101

                                            Address for Notices:

                                              Corestates Bank, N.A.
                                              1339 Chestnut Street
                                              FC 1-8-10-73
                                              Philadelphia, PA   19101

                                            Attention:  Diane Quinn

                                            Telecopier No.:  215-786-7721

                                            Telephone No.:  215-786-4343






















                                  Credit Agreement

         Revolving Credit Commitment        THE FIRST NATIONAL BANK OF
           $11,875,000                        BOSTON


         Facility A Term Loan Commitment    By  /s/Harvey H. Thayer, Jr.
           $8,125,000                       Name:  Harvey H. Thayer, Jr.
                                            Title: Director

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                              The First National Bank
                                                of Boston
                                              100 Federal Street
                                              MS 01-09-04
                                              Boston, MA   02110

                                            Address for Notices:

                                              The First National Bank
                                                of Boston
                                              100 Federal Street
                                              Boston, MA   02110

                                            Attention:  Angela Moore

                                            Telecopier No.:  617-467-2151

                                            Telephone No.:  617-467-2292




















                                  Credit Agreement

         Revolving Credit Commitment        CITIBANK, N.A.
           $0

         Facility A Term Loan Commitment    By  /s/Hans L. Christensen
           $0                               Name:  Hans L. Christensen
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $19,000,000
                                            Citibank, N.A.
                                            399 Park Avenue
                                            New York, NY   10043

                                            Address for Notices:

                                            Citibank, N.A.
                                            399 Park Avenue
                                            New York, NY   10043

                                            Attention:

                                            Telecopier No.:

                                            Telephone No.:
























                                  Credit Agreement

         Revolving Credit Commitment        VAN KAMPEN AMERICAN CAPITAL
           $0                                 PRIME RATE INCOME TRUST


         Facility A Term Loan Commitment    By  /s/Kathleen A. Zarn
           $0                               Name:  Kathleen A. Zarn
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $19,000,000
                                              Van Kampen American Capital
                                              One Parkview Plaza
                                              Oakbrook Terrace, IL   60181

                                            Address for Notices:

                                              Van Kampen American Capital
                                              One Parkview Plaza
                                              Oakbrook Terrace, IL   60181

                                            Attention:       Brian Murphy

                                            Telecopier No.:  708-684-6740/1

                                            Telephone No.:  708-684-6479

                                            With a copy to:

                                              State Street Bank & Trust Co.
                                              Corporate Trust Department
                                              P.O. Box 778
                                              Boston, MA   02102

                                            Attention:  Laura Magazu

                                            Telecopier No.:  617-664-5366/7

                                            Telephone No.:  617-664-5481










                                  Credit Agreement

         Revolving Credit Commitment        BANK OF MONTREAL, CHICAGO
           $8,757,812.50                      BRANCH


         Facility A Term Loan Commitment    By  /s/Rene Encarnacion
           $5,992,187.50                    Name:  Rene Encarnacion
                                            Title: Director

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                            Bank of Montreal
                                            115 S. LaSalle St.
                                            Chicago, IL   60603

                                            Address for Notices:

                                            Bank of Montreal
                                            430 Park Ave
                                            New York, NY   10022

                                            Attention:  Ola Anderssen

                                            Telecopier No.:  212-605-1648

                                            Telephone No.:  212-605-1453























                                  Credit Agreement

         Revolving Credit Commitment        THE FIRST NATIONAL BANK
           $8,757,812.50                      OF CHICAGO


         Facility A Term Loan Commitment    By  /s/Randall C. Faust
           $5,992,187.50                    Name:  Randall C. Faust
                                            Title: Assistant Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                            The First National Bank
                                              of Chicago
                                            One First National Plaza
                                            Suite 0634
                                            Chicago, IL

                                            Address for Notices:

                                            The First National Bank
                                              of Chicago
                                            153 West 51st Street
                                            Suite 4011
                                            New York, NY   10019

                                            Attention:  Stephen E. McDonald

                                            Telecopier No.:  212-373-1180

                                            Telephone No.:  212-373-1580



















                                  Credit Agreement

         Revolving Credit Commitment        THE SANWA BANK LIMITED
           $8,757,812.50


         Facility A Term Loan Commitment    By  /s/Mallika Kambhampati
           $5,992,187.50                    Name:  Mallika Kambhampati
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $0
                                            The Sanwa Bank Limited
                                            New York Branch
                                            55 East 52nd Street
                                            New York, NY   10055

                                            Address for Notices:

                                            The Sanwa Bank Limited
                                            New York Branch
                                            55 East 52nd Street
                                            New York, NY   10055

                                            Attention:  Ms. Mallika
                                              Kambhampati

                                            Telecopier No.:  212-754-1304

                                            Telephone No.:  212-339-6494




















                                  Credit Agreement

         Revolving Credit Commitment        STATE STREET BANK AND TRUST
           $8,757,812.50                      COMPANY


         Facility A Term Loan Commitment    By  /s/Monica Sheehan
           $5,992,187.50                    Name:  Monica Sheehan
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $ 0
                                              State Street Bank & Trust Co.
                                              225 Franklin Street
                                              Boston, MA   02110

                                            Address for Notices:

                                              State Street Bank & Trust Co.
                                              225 Franklin Street
                                              Boston, MA   02110

                                            Attention:  Monica M. Sheehan

                                            Telecopier No.:  617-654-4971

                                            Telephone No.:  617-654-4957























                                  Credit Agreement

         Revolving Credit Commitment        PRIME INCOME TRUST
           $0


         Facility A Term Loan Commitment    By  /s/Rajdesh K. Gupta
           $0                               Name:  Rajdesh K. Gupta
                                            Title:

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $14,000,000
                                              Prime Income Trust
                                              Two World Trade Center
                                              72nd Floor
                                              New York, NY   10048

                                            Address for Notices:

                                              Prime Income Trust
                                              Two World Trade Center
                                              72nd Floor
                                              New York, NY   10048

                                            Attention:  April Chrysostomas

                                            Telecopier No.:  212-392-5345

                                            Telephone No.:  212-392-5909





















                                  Credit Agreement

         Revolving Credit Commitment        CRESCENT/MACH I PARTNERS, L.P.
           $0                                 By:  TCW Asset Management
                                                   Company, its
                                                   Investment Manager


         Facility A Term Loan Commitment    By  /s/Justin Driscoll
           $0                               Name:  Justin Driscoll
                                            Title: Vice President

         Facility B Term Loan Commitment    Lending Office for all Loans:
           $5,000,000
                                              Crescent/Mach I Partners,
                                                L.P.
                                              TCW Asset Management Company
                                              200 Park Avenue, Suite 2200
                                              New York, NY   10166-0228

                                            Address for Notices:

                                              Crescent/Mach I Partners,
                                                L.P.
                                              TCW Asset Management Company
                                              200 Park Avenue, Suite 2200
                                              New York, NY   10166-0228

                                            Attention:  Mark L. Gold

                                            Telecopier No.:  212-297-4159

                                            Telephone No.:  212-297-4000

                                            With a copy to:

                                              Crescent/Mach I Partners,
                                                L.P.
                                              c/o State Street Bank &
                                                Trust Co.
                                              Two International Place
                                              Boston, MA   02110

                                            Attention:  Jackie Sweeney

                                            Telecopier No.:  617-664-5366

                                            Telephone No.:  617-664-5482






                                  Credit Agreement

                                            THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION),
                                              as Administrative Agent


                                            By  /s/Stephen J. Vaccaro
                                            Title: Managing Director

                                            Address for Notices to
                                              Chase as Administrative
                                              Agent:

                                              The Chase Manhattan Bank
                                                (National Association)
                                              4 Chase Metrotech Center
                                                13th Floor
                                              Brooklyn, New York  11245

                                            Attention:  New York Agency

                                            Telecopier No.:  (718) 242-6910

                                            Telephone No.:  (718) 242-7979





























                                  Credit Agreement